EXHIBIT 99.1

CREDIT AGREEMENT

among

NVR, INC.

and

the Lenders Party Hereto

and

BANK ONE, NA,

as Administrative Agent,

U.S. BANK NATIONAL ASSOCIATION

And

COMERICA BANK,

as Syndication Agents

And

SUNTRUST BANK,

as Documentation Agent

with

BANC ONE CAPITAL MARKETS, INC.

as Lead Arranger and Sole Book Runner

Dated: August 8, 2003

5

i

EXHIBITS

Exhibit	Description	References

A	Form of Revolving Credit Note	Definition

B	Form of Guaranty	Definition

C	Form of Mortgage Banking Pledge Agreement	Definition

D	Pricing Grid	Definition

E	Form of Swing Line Note	Definition

F	Form of Commitment and Acceptance	Section 2.20(a)

G	Form of Compliance Certificate	Section 6.04(h)

H	Form of Subordination Agreement	Section 6.13(d)

I	Form of Assignment	Section 12.03(a)

1

SCHEDULES

Schedule	Description	References
I	Lenders and Commitments	Definition of “Lender”

II	Permitted Liens	Definition

III	Subsidiaries and Joint Ventures	Sections 5.13 and 7.07

IV	Subordinated Debt	Section 5.18

V	Existing Investments	Section 7.07

VI	Existing Letters of Credit	Definition

CREDIT AGREEMENT, dated as of August 8, 2003, among NVR, INC., a corporation organized and existing under the laws of the Commonwealth of Virginia (the “Borrower”), the lenders listed in Schedule I hereto, and BANK ONE, NA, as Administrative Agent (the “Administrative Agent”).

AGREEMENT

In consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

ARTICLE I

CERTAIN DEFINED TERMS

SECTION 1.01. Certain Defined Terms. As used herein, each of the following terms shall have the meaning ascribed to it below, which meaning shall be applicable to both the singular and plural forms of the terms defined:

“Acquisition” means any transaction, or any series of related transactions, consummated after the Closing Date, by which the Borrower or any of its Subsidiaries (a) acquires any business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in the number of votes) of the Securities of a corporation which have ordinary voting power for the election of directors (other than Securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding equity interests of another Person.

“Adjusted Consolidated Indebtedness” means the Indebtedness of NVR on a consolidated basis.

“Adjusted Consolidated Tangible Net Worth” means, at any date, Consolidated Tangible Net Worth of NVR.

“Adjusted Leverage Ratio” means, at any date, the quotient obtained by dividing (i) Adjusted Consolidated Indebtedness by (ii) the sum of Consolidated Tangible Net Worth and Adjusted Consolidated Indebtedness.

“Administrative Agent” means Bank One, NA in its capacity as Administrative Agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

“Advance” means a borrowing hereunder, (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. Solely for purposes of this definition, a Person shall be deemed to control another Person if the controlling Person owns 20% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Aggregate Commitment” means $150,000,000 as such amount may be increased from time to time pursuant to Section 2.20 hereof or reduced from time to time pursuant to the terms of this Agreement.

“Aggregate LC Commitment” means $50,000,000.

“Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

“Agreement” means this Credit Agreement, including the exhibits and schedules hereto, as it may be amended, renewed, modified or restated and in effect from time to time.

“Agreement Date” means August 8, 2003.

“Alternate Base Rate” means, for any day, a rate per annum equal to the higher of (a) the Prime Rate for such day or (b) the sum of the Federal Funds Effective Rate plus 0.5%, in each case changing when and as the Prime Rate and the Federal Funds Effective Rate change.

“Applicable Commitment Fee Rate” means, as at any date, the rate per annum indicated in the Pricing Grid as then applicable in the determination of the Commitment Fee. The Applicable Commitment Fee Rate in the column in the table in the Pricing Grid with the heading “Usage≥50%” shall apply in respect of any calendar quarter (or, in any case in which the Commitment Fee is payable with respect to a portion of a calendar quarter, then for that portion of such calendar quarter) during which the average daily unused portion of the Aggregate Commitment equals or exceeds fifty percent (50%) of the Aggregate Commitment, and the Applicable Commitment Rate in the column in the table in the Pricing Grid with the heading “Usage <50%” shall apply in respect of any calendar quarter (or, in any case in which the Commitment Fee payable with respect to a portion of a calendar quarter, then for that portion of such calendar quarter) during which the average daily unused portion of the Aggregate Commitment is less than fifty percent (50%) of the Aggregate Commitment.

“Applicable Margin” means (a) with respect to Eurodollar Loans, a rate per annum equal to the “Applicable Margin for Eurodollar Loans” as determined from time to time pursuant to the Pricing Grid and (b) with respect to Floating Rate Loans, a rate per annum equal to the “Applicable Margin for Floating Rate Loans” as determined from time to time pursuant to the Pricing Grid.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Banc One Capital Markets, Inc., a Delaware corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Authorized Officer” means any officer of the Borrower or any other Person designated by the Borrower in writing to act as an Authorized Officer hereunder, acting singly.

“Available Aggregate Commitment” means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

“Bank One” means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

“BOCM” means Banc One Capital Markets, Inc., the Arranger hereunder.

“Borrower” is defined in the introductory paragraph of this Agreement.

“Borrower Audited Financial Statements” is defined in Section 5.03.

“Borrower Public Debt” means (a) the Borrower’s 8% Senior Notes due 2005 issued pursuant to Indenture dated April 14, 1998 and supplements thereto (the “Base Indenture”), (b) the Borrower’s 5% Senior Notes due 2010 issued pursuant to the Base Indenture and supplements thereto and (c) any notes hereafter issued by the Borrower pursuant to the Base Indenture and supplements thereto.

“Borrower Unaudited Financial Statements” is defined in Section 5.03.

“Borrowing Base” means, from time to time, the sum of the following amounts, all as reflected from time to time in accordance with GAAP consistently applied in the consolidated balance sheet of the Borrower: (a) ninety percent (90%) of the Net Book Value of the Receivables of the Borrower and the Guarantors, if any; (b) ninety percent (90%) of the Net Book Value of all Pre-Sold Units; (c) 80% of the Net Book Value of all Model Units; (d) eighty percent (80%) of the Net Book Value of all Spec Units; and (e) seventy percent (70%) of the Net Book Value of all Finished Lots; provided that the amount in clause (e) shall not exceed thirty percent (30%) of the Borrowing Base, and provided further, that notwithstanding anything to the contrary provided herein, any asset which is encumbered by a Lien (other than a Lien described in clause (b), (c) or (e) of the definition of “Permitted Liens”) shall not be included in the calculation of the Borrowing Base.

“Borrowing Base Debt” means Adjusted Consolidated Indebtedness, less (to the extent included in Adjusted Consolidated Indebtedness) (a) Subordinated Debt of NVR, (b) reimbursement obligations of NVR in respect of Performance Letters of Credit not yet drawn upon, (c) Capitalized Lease Obligations of NVR and (d) any Secured Indebtedness of NVR.

“Borrowing Base Limitation” is defined in Section 7.02.

“Borrowing Date” means a date on which an Advance is made hereunder.

“Borrowing Notice” is defined in Section 2.08.

“Business Day” means (a) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois and on which dealings in United States dollars are carried on in the London interbank market, (b) with respect to Facility LCs, a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois, and the city in which the office of the applicable Issuer is located and (c) for all other purposes, a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois.

“Capitalized Lease” of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Capital Stock” means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

“Change in Control” means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of the outstanding shares of voting stock of the Borrower that hold in excess of 50% of the voting rights held by all stockholders of all classes of common stock of the Borrower.

“Closing Date” means the date on which the Lenders shall first become obligated to make Credit Extensions after satisfaction or waiver of all of the conditions precedent set forth in Sections 4.01 and 4.02.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Collateral” means, at any time, any assets owned by the Borrower or any Guarantor that then are subject to a security interest or other Lien in favor of the Administrative Agent for the benefit of the Lenders as security for the Obligations.

“Collateral Document” means the Mortgage Banking Pledge Agreement.

“Collateral Shortfall Amount” is defined in Section 8.02(i).

“Commencement of Construction” means that the Borrower or a Guarantor has commenced and expended not less than $1,500 toward the furnishing of labor on the applicable lot and/or the delivery of materials to the applicable lot for construction of a Unit thereon (including, by way of example, the foundation, the structural slabs and work preparatory to the installation thereof, and the delivery to the lot of framing and other similar materials).

“Commitment and Acceptance” is defined in Section 2.20(a).

“Commitment” means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its signature below or in any Commitment and Acceptance delivered pursuant to Section 2.20, in each case as it may be modified as a result of any assignment that has become effective pursuant to Section 12.03 or as otherwise modified from time to time pursuant to the terms hereof.

“Commitment Fees” means the fees provided for in Section 2.05(a).

“Consolidated EBITDA” means, for any period, the Consolidated Net Income of NVR, plus, to the extent deducted from revenues in determining Consolidated Net Income, (a) Consolidated Interest Expense, (b) expense for federal, state and local income taxes paid or accrued, (c) depreciation, (d) amortization, (e) extraordinary losses incurred other than in the ordinary course of business, excluding losses attributable to the write-down or downward evaluation of assets (including the establishment of reserves) and (f) any premium paid to redeem Borrower Public Debt, minus, to the extent included in Consolidated Net Income, extraordinary gains realized other than in the ordinary course of business, all calculated for the Borrower and the Guarantors, if any (and excluding the Non-Guarantors) on a consolidated basis.

“Consolidated Interest Expense” means, for any period, the interest expense of NVR on a consolidated basis for such period.

“Consolidated Interest Incurred” means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of interest incurred by NVR, whether such interest was expensed or capitalized, paid, accrued, or scheduled to be paid or accrued during such period, all determined on a consolidated basis for such period, including (i) original issue discount and non-cash interest payments or accruals, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers’ acceptances and letter of credit financings and interest swap and hedging obligations, in each case to the extent attributable to such period, provided, however, that interest or other payments or accruals of a consolidated Subsidiary that is not wholly owned shall be included only to the extent of the interest of such Person in such Subsidiary. Notwithstanding that GAAP may otherwise provide, Consolidated Interest Incurred shall not include the amount of any premium paid to repay Borrower Public Debt. For purposes of this definition, interest on Capitalized Lease Obligations shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capitalized Lease Obligations in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that (a) net income (or loss) of any other

Person which is not a Subsidiary of the Person or is accounted for by such specified Person by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the specified Person or a Subsidiary of such Person, (b) the net income (or loss) of any other Person acquired by such specified Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (c) all gains and losses which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any Capital Stock), shall be excluded, and (d) the net income, if positive, of any of such Person’s consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such consolidated Subsidiary shall be excluded, provided, however, in the case of exclusions from Consolidated Net Income set forth in clauses (b), (c) and (d) above, such amounts shall be excluded only to the extent included in computing such net income (or loss) in accordance with GAAP and without duplication.

“Consolidated Tangible Net Worth” means, at any date, the Net Worth of the Borrower and its Subsidiaries less the aggregate amount of all goodwill and other assets that are properly classified as “intangible assets” at such date in accordance with GAAP.

“Contingent Obligation” of a Person means (i) any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses (other than for collection or deposit in the ordinary course of business), contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract, “put” agreement or other similar arrangement and (ii) obligations under reimbursement agreements relating to Letters of Credit (including, in the case of the Borrower, the Facility LCs) issued for the account of such Person and reimbursement obligations to an issuer of a payment or performance bond, provided, however, that, in the case of the Borrower and its Subsidiaries, (a) the contingent obligation to make a loan or capital contribution to a Joint Venture to provide funds to such Joint Venture to pay any Indebtedness shall be a Contingent Obligation notwithstanding the fact that neither the Borrower nor any Subsidiary shall have guaranteed repayment of such Indebtedness and (b) the obligations to make Scheduled Lot Deposit Payments shall not be Contingent Obligations.

“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Conversion/Continuation Notice” is defined in Section 2.09.

“Credit Extension” means the making of an Advance or the issuance of a Facility LC hereunder.

“Credit Extension Date” means the Borrowing Date for an Advance or the issuance date for a Facility LC.

“Debt/Capital Ratio” means, at any date, the quotient obtained by dividing (i) Adjusted Consolidated Indebtedness by (ii) the sum of Adjusted Consolidated Tangible Net Worth and Adjusted Consolidated Indebtedness.

“Default” is defined in Section 8.01.

“Dollars” and the sign “$” each means lawful money of the United States of America.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

“Equity Investment” means the ownership of, or participation in the ownership of, an equity interest in Real Estate or an equity interest in a Person in the business of owning, developing, improving, operating or managing Real Estate.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“Eurodollar Advance” means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

“Eurodollar Base Rate” means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers’ Association LIBOR rate for deposits in U.S. dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers’ Association LIBOR rate is available to the Administrative Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One’s relevant Eurodollar Loan and having a maturity equal to such Interest Period.

“Eurodollar Loan” means a Loan which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

“Eurodollar Rate” means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest

Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin.

“Event” means an event, circumstance, condition or state of facts.

“Excluded Taxes” means, in the case of each Lender or applicable Lending Installation, the LC Issuer and the Administrative Agent, taxes, duties, levies, imposts, deductions, charges or withholdings and any and all liabilities with respect to the foregoing measured by or imposed on its overall net income, and franchise taxes or similar taxes imposed on it, by (i) the jurisdiction (or any political subdivision thereof) under the laws of which such Lender, LC Issuer or the Administrative Agent is incorporated or organized or (ii) the jurisdiction in which the Administrative Agent’s or such Lender’s principal executive office or such Lender’s applicable Lending Installation is located.

“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.

“Existing Letters of Credit” means those Letters of Credit issued for the account of the Borrower prior to the date hereof and listed on Schedule VI hereto.

“Extension Request” is defined in Section 2.21.

“Facility Increase” is defined in Section 2.20(a).

“Facility LC” is defined in Section 2.19.1.

“Facility LC Application” is defined in Section 2.19.3.

“Facility LC Collateral Account” is defined in Section 2.19.11.

“Facility LC Fee” is defined in Section 2.19.4.

“Facility LC Fee Rate” means a rate per annum equal to the Applicable Margin with respect to Eurodollar Loans in effect from time to time during the term of any Facility LC.

“Facility Termination Date” means August 7, 2007 or any later date as may be specified as the Facility Termination Date in accordance with Section 2.21 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

“Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

“Fee Letter” means that certain letter dated June 20, 2003 from BOCM and Bank One to the Borrower, and accepted by the Borrower on June 20, 2003.

“FIN 46” means Financial Accounting Standards Board interpretation number 46.

“Financial Letter of Credit” means any Letter of Credit that is not a Performance Letter of Credit.

“Finished Lots” means parcels of land owned by the Borrower or a Guarantor, if any, which are duly recorded and plotted for the construction of single-family dwelling units, whether attached or detached (excluding mobile homes), with respect to which all requisite governmental consents and approvals required for a building permit to be issued have been obtained or will be readily obtainable without the performance of any material act by the Borrower or such Guarantor (other than application for such consent or approval and payment of the required fee to the applicable Governmental Authority) and without any further discretionary approval from any Governmental Authority. If, when and to the extent that any such parcel of land qualifies as a Unit, it shall no longer constitute a Finished Lot.

“Fixed Charge Coverage Ratio” means, on the last day of any fiscal quarter, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such date to (b) Fixed Charges for such period.

“Fixed Charges” means, for any period of four consecutive fiscal quarters, (a) Consolidated Interest Incurred plus (b) all scheduled principal payments (other than those due at maturity) on Adjusted Consolidated Indebtedness during such period, all determined on a consolidated basis in accordance with GAAP.

“Floating Rate” means, for any day, a rate per annum equal to the sum of (a) the Alternate Base Rate for such day plus (b) the Applicable Margin for such day Floating Rate Advances, in each case changing when and as the Alternate Base Rate changes.

“Floating Rate Advance” means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

“Floating Rate Loan” means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

“Fronting Fee” is defined in Section 2.19.4(ii).

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of

Certified Public Accountants and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession as in effect from time to time, applied on a consistent basis from time to time.

“Governmental Authority” means any foreign governmental authority, the United States of America, any state of the United States of America and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over the Lender, the Borrower, any Subsidiaries of the Borrower or any of their respective properties.

“Guarantor” means each Subsidiary of the Borrower that from time to time executes a Guaranty. As of the Agreement Date, there are no Guarantors.

“Guaranty” means each guaranty, in substantially the form of Exhibit B hereto, executed by one or more Subsidiaries of the Borrower in favor of the Administrative Agent, for the benefit of the Lenders as any such guaranty may be amended, restated, supplemented or otherwise modified from time to time.

“Hazardous Substances” means any toxic or hazardous wastes, pollutants or substances, including, without limitation, asbestos, PCBs, petroleum products and by-products, substances defined or listed as “hazardous substances” or “toxic substances” or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9061 et seq., hazardous materials identified in or pursuant to the Hazardous Materials Transportation Act 49 U.S.C. § 1802 et seq., hazardous wastes identified in or pursuant to The Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., any chemical substance or mixture regulated under the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. § 2601 et seq., any “toxic pollutant” under the Clean Water Act, 33 U.S.C. § 466 et seq., as amended, any hazardous air pollutant under the Clean Air Act, 42 U.S.C. § 7401 et seq., and any hazardous or toxic substance or pollutant regulated under any other applicable federal, state or local Environmental Laws.

“Hedging Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party’s assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

“Homebuilding Business” means homebuilding, housing construction, home sales, and related real estate activities, including the provision of mortgage financing, title insurance and other goods and services to home buyers, home owners and other occupants of homes.

“Indebtedness” of any Person means, without duplication, all liabilities and obligations, contingent or otherwise, of such Person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof and whether or not such liabilities or obligations are subordinate to any other liabilities or obligations), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price (including any seller financing) of any Property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors (but specifically excluding from such exception the deferred purchase price of Real Estate, provided, however, that Indebtedness shall not include the deferred purchase price of Real Estate under options to purchase such Real Estate that have not been exercised or the obligation of the Borrower or any Subsidiary to make Scheduled Lot Deposit Payments), (iv) evidenced by bankers’ acceptances, (v) consisting of obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (vi) consisting of Capitalized Lease Obligations (including any Capitalized Leases entered into as a part of a sale/leaseback transaction), (vii) consisting of current liabilities in respect of unfunded vested benefits under any Plan and incurred withdrawal liability under any Multiemployer Plan, (viii) consisting of net liabilities under Hedging Obligations (valued as the termination value thereof, computed in accordance with a method approved by the International Swaps and Derivatives Association and agreed to by such Person in the applicable agreement), (ix) consisting of obligations under acceptance facilities, (x) consisting of Off-Balance Sheet Liabilities or (xi) consisting of Contingent Obligations. Notwithstanding the foregoing, for purposes of determining compliance by the Borrower with the covenants in this Agreement, the application of FIN 46 shall be disregarded with respect to a financial consolidation of any Person which is not a Subsidiary or Affiliate of the Borrower and in which the Borrower has no management or ownership interest, directly or indirectly.

“Interest Period” means, with respect to a Eurodollar Advance, a period of two weeks or one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall (i) in the case of an Interest Period of two (2) weeks, end on (but exclude) the day that is fourteen (14) days after the Business Day on which such Interest Period commenced and (ii) in the case of an Interest Period of one, two, three or six months, end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

“Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, membership interests, notes, debentures or other securities of any other Person made by such Person.

“Investment-Grade Rating” means a Senior Debt Rating of “BBB-” or higher from S&P or “Baa3” or higher from Moody’s.

“Issuance Date” means, with respect to a Facility LC, the date on which such Facility LC is issued.

“Joint Venture” means a joint venture (whether in the form of a corporation, a partnership, limited liability company or otherwise) that is not a Subsidiary in which the Borrower or a Subsidiary has an ownership interest.

“Land” means land owned by the Borrower or a Subsidiary, which land is being developed or is held for future development or sale.

“LC Issuer” means each of Bank One and such other Lender selected by the Borrower with the approval of the Administrative Agent, to issue such Facility LC, provided such other Lender consents to act in such capacity.

“LC Obligations” means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

“LC Payment Date” is defined in Section 2.19.5.

“Lenders” means the lenders listed on Schedule I of this Agreement and any Person that becomes a Lender pursuant to Section 2.17 or 2.22, and the respective successors and permitted assigns of any of the foregoing.

“Lending Installation” means, with respect to a Lender or the Administrative Agent, any office, branch, subsidiary or affiliate of such Lender or the Administrative Agent.

“Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

“Leverage Ratio” means, at any date, the quotient obtained by dividing (i) Adjusted Consolidated Indebtedness by (ii) Adjusted Consolidated Tangible Net Worth.

“License Agreement” means the Service Mark License and Royalty Agreement dated as of October 1, 1996 between RVN and the Borrower.

“Lien” means any lien (statutory or other), mortgage (including, without limitation, purchase money mortgages), pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing) and, in the case of Securities, any purchase option, call or similar right of any Person (other than the issuer of such Securities) with respect to such Securities.

“Loan” means, with respect to a Lender, a loan made by such Lender pursuant to Article II (or any conversion or continuation thereof), including, in the case of the Swing Line Lender, any Swing Line Loan.

“Loan Documents” means this Agreement, the Notes, the Facility LC Applications, the Collateral Document and the Guaranties (if any).

“Loan Parties” means the Borrower and any Guarantor; “Loan Party” means any of the Loan Parties.

“Lot Option Deposits” means, at any time, the total outstanding amount of earnest money deposits or option payments made by the Borrower or any of its Subsidiaries as consideration for contracts or options to purchase or acquire Real Estate, which contracts or options remain outstanding and enforceable.

“Management Agreement” means the Corporate Services Agreement dated as of January 1, 2000 between the Borrower and NVR Services pursuant to which NVR Services provides certain management services to the Borrower.

“Material Adverse Effect” means a material adverse effect on (a) the business, properties, assets, condition (financial or otherwise), or results of operations of (i) the Borrower and its Subsidiaries, taken as a whole, or (ii) if so specified, the Borrower or any specified Subsidiary, (b) the ability of the Borrower or any Subsidiary to perform any of its obligations under the Loan Documents to which it is a party, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or any Lender or LC Issuer thereunder.

“Material Indebtedness” means Indebtedness in an outstanding principal amount of $5,000,000 or more in the aggregate (or the equivalent thereof in any currency other than U.S. dollars).

“Material Indebtedness Agreement” means any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

“Minimum Net Worth” means (i) $225,000,000, plus (ii) if at the end of any fiscal quarter of the Borrower, the Adjusted Leverage Ratio exceeds 0.45, an amount equal to fifty percent (50%) of the Consolidated Net Income of NVR for that fiscal quarter.

“Model Unit” means a Unit that is being used as or is designated for use as a model home in connection with the sale of Units; provided, however, that, a lot that constituted a Finished Lot shall be deemed a Model Unit prior to the Commencement of Construction if so designated by the Borrower in the ordinary course of its marketing of Units.

“Modify” and “Modification” are defined in Section 2.19.1.

“Moody’s” means Moody’s Investors Service, Inc. or any Person succeeding to the securities rating business of such company.

“Monthly Payment Date” means the third Business Day of each calendar month, commencing in September, 2003.

“Mortgage” means any mortgage, deed of trust or other security deed in Real Estate, or in rights or interests, including leasehold interests, in Real Estate.

“Mortgage Banking Borrowing Base” means, at any time, the “Borrowing Base” as defined in and determined under the Mortgage Banking Warehouse Facility on the terms thereof in effect as of the date hereof, as the same may be modified or amended from time to time with the written approval of the Required Lenders.

“Mortgage Banking Note” means a promissory note executed by the Mortgage Banking Subsidiaries as joint makers payable to the order of the Borrower and each Guarantor, if any, that lends funds to any of the Mortgage Banking Subsidiaries, which note shall be delivered to the Administrative Agent pursuant to Section 6.09, provided, however, that, as long as the only advances made by the Borrower or its Subsidiaries (other than NVRMF) to Mortgage Banking Subsidiaries are those by the Borrower to NVRMF evidenced by the NVRMF Note, the NVRMF Note shall constitute the Mortgage Banking Note.

“Mortgage Banking Pledge Agreement” means a Pledge Agreement executed by Borrower substantially in the form of Exhibit C hereto and includes any amendment, supplement, restatement or other modification of such agreement.

“Mortgage Banking Subsidiary” means a Subsidiary of the Borrower which is engaged or hereafter engages in the mortgage banking business, including the origination, servicing, packaging and/or selling of mortgages on residential single-family dwellings, and in any event shall include NVRMF and its Subsidiaries.

“Mortgage Banking Warehouse Facility” means that certain Loan Agreement dated as of September 7, 1999 among NVRMF as borrower, U.S. Bank National Association as agent and the lenders party thereto, as amended by Consent, Waiver and First Amendment dated as of November 19, 1999, Second Amendment dated as of September 1, 2000, Third Amendment dated as of February 16, 2001, Fourth Amendment dated as of August 31, 2001, Fifth Amendment dated as of November 1, 2001, Consent, Waiver and Sixth Amendment dated as of December 14, 2001. Seventh Amendment dated as of May 17, 2002, Eighth Amendment dated as of August 15, 2002, and Ninth Amendment dated as of April 16, 2003, and as the same may be modified, amended, extended or replaced from time to time with the written approval of the Required Lenders.

“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

“Net Book Value” means, with respect to an asset owned by the Borrower or a Guarantor, if any, the gross investment of the Borrower or such Guarantor in such asset, less all reserves (including loss reserves and reserves for depreciation) attributable to such asset, all determined in accordance with GAAP consistently applied.

“Net Worth” means, at any date, with respect to any Person, the amount of consolidated stockholders’ equity of such Person and its consolidated Subsidiaries as shown on its balance sheet as of such date in accordance with GAAP.

“New Lender” means either a Lender or another Person, in each case approved by the Borrower and the Administrative Agent, that agrees to become a Lender or that agrees to increase its Commitment in accordance with the provisions of Section 2.20.

“Non-Consenting Lender” is defined in Section 2.21.

“Non-Guarantor” means, at any time, any Subsidiary of the Borrower that is not then a Guarantor. As of the Agreement Date, all of the Borrower’s Subsidiaries are Non-Guarantors.

“Non-Recourse Indebtedness” means Indebtedness of a Person for which its liability is limited to the Property upon which it grants a Lien to the holder of such Indebtedness as security for such Indebtedness, but only to the extent that the amount of such Indebtedness does not exceed such Person’s original cost of purchase of such Property or the most current appraised value of such Property, as of the date such Indebtedness is incurred, provided that customary recourse obligations or liabilities of such Person solely for indemnities, covenants or breaches of warranty, representation or covenant in respect of any Indebtedness will not prevent Indebtedness from being classified as Non-Recourse Indebtedness.

“Non-U.S. Lender” is defined in Section 3.05(ii).

“Notes” means, collectively, the Swing Line Note and the Revolving Credit Notes; “Note” means any one of the Notes.

“Notice of Assignment” is defined in Section 12.03(b).

“NVR” means the Borrower, all of its Subsidiaries (except Mortgage Banking Subsidiaries) in existence as of the Agreement Date and any Subsidiary that is formed or acquired after the Agreement Date and becomes a Guarantor, all on a consolidated basis.

“NVR Funding II” means NVR Funding II, Inc., a Delaware corporation and Wholly-Owned Subsidiary of the Borrower.

“NVR Funding II Note” means the Note dated December 31, 1999 in the principal amount of $500,000,000 made by the Borrower payable to the order of NVR Funding II in connection with and in consideration of the Borrower’s purchase of 1000 shares of nonqualified preferred stock of NVR Funding II.

“NVRMF” means NVR Mortgage Finance, Inc., a Virginia corporation and Wholly-Owned Subsidiary of the Borrower.

“NVRMF Note” means that certain promissory note dated September 30, 1998 made by NVRMF payable to the order of the Borrower in the principal amount of $100,000,000 as the same may be renewed, modified, supplemented, restated or increased from time to time.

“NVR Services” means NVR Services, Inc., a Delaware corporation and Wholly-Owned Subsidiary of the Borrower.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower or Guarantors to the Lenders or to any Lender or LC Issuer, the Administrative Agent or any indemnified party arising under the Loan Documents.

“Off-Balance Sheet Liabilities” of a Person means (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries, (b) any liability of such Person or any of its Subsidiaries under any financing lease, any synthetic lease (under which all or a portion of the rent payments made by the lessee are treated, for tax purposes, as payments of interest, notwithstanding that the lease may constitute an operating lease under GAAP) or any other similar lease transaction, or (c) any obligations of such Person or any of its Subsidiaries arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing and which has an actual or implied interest component but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries, other than a lease that is characterized as an operating lease for tax purposes and under GAAP.

“Other Taxes” is defined in Section 3.05(ii).

“Outstanding Credit Exposure” means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations at such time.

“Participants” is defined in Section 12.02.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Performance Letter of Credit” means any Letter of Credit that is issued for the benefit of a municipality, other governmental authority, utility, water or sewer authority, or other similar entity for the purpose of assuring such beneficiary of the Letter of Credit of the proper and timely completion of construction work.

“Permitted Liens” means (a) Liens existing on the date of this Agreement and described on Schedule II hereto; (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; (c) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business, provided that (i) the underlying obligations are not overdue for a period of more than 30 days or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; (d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) easements, rights-of-way, zoning restrictions, assessment district or similar Liens in connection with municipal financing, and similar restrictions, encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the Real Estate subject thereto (as such Real Estate is used by the Borrower or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries; (f) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in a default with respect thereto; (g) pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation; (h) Liens securing Secured Indebtedness permitted hereunder; and (i) Liens securing the Obligations.

“Person” means any natural person, corporation, firm, enterprise, trust, association, company, partnership, limited liability company, joint venture or other entity or organization, or any government or political subdivision or any agency, department, or instrumentality thereof.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

“Pre-Sold Unit” means a Unit that is subject to a Ratified Contract; provided, however, that a lot that constituted a Finished Lot shall be deemed a Pre-Sold Unit prior to the Commencement of Construction if such lot is subject to a Ratified Contract.

“Pricing Grid” means the pricing grid attached hereto as Exhibit D.

“Prime Rate” means the rate per annum equal to the prime rate of interest announced by Bank One from time to time as its “prime rate” (it being acknowledged that such announced prime rate may not necessarily be the lowest rate charged by Bank One to any of its customers), changing when and as said prime rate changes.

“Prior Credit Agreement” means that certain Third Amended and Restated Credit Agreement dated as of September 30, 1998 (among Borrower, the banks party thereto and Bank One, as agent (as successor to Fleet National Bank), as amended.

“Pro Rata Share” means, at any time for any Lender, the ratio that such Lender’s Commitment bears to the Aggregate Commitment.

“Project” means a parcel of Real Estate that is owned by the Borrower or any Guarantor and that is to be developed or sold as part of a common scheme.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Quarterly Payment Date” means the third Business Day of each January, April, July and October, commencing in October, 2003.

“Ratified Contract” means a bona fide contract for the purchase of a Unit by a Person that is not the Borrower or a Subsidiary or an Affiliate of the Borrower or a Subsidiary, (1) which contract has been executed and delivered by the parties and is in the form customarily used by the Borrower; (2) with respect to which contract no default exists; (3) under which contract there are no remaining contingencies other than a customary mortgage contingency, provided that the Borrower has reasonably determined that the applicable buyer is qualified to obtain a mortgage loan on the terms described in such mortgage contingency; and (4) under which contract the purchaser has made a cash earnest money deposit or down payment in an amount that is customary.

“Rating Agencies” means either Moody’s and S&P; “Rating Agency” means either of the Rating Agencies.

“Real Estate” means land, rights in land and interests therein (including, without limitation, leasehold interests), and equipment, structures, improvements, furnishings, fixtures and buildings (including a mobile home of the type usually installed on a developed site) located on or used in connection with land, rights in land or interests therein (including leasehold interests), but shall not include Mortgages or interests therein.

“Receivables” means, at any date, the net proceeds of Unit Closings that are payable to the Borrower or a Guarantor, if any, and held by the closing or escrow agent, which proceeds are at such date unconditionally required to be paid to the Borrower or such Guarantor.

“Recent Balance Sheet” is defined in Section 5.05.

“Register” is defined in Section 12.03(c).

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Reimbursement Obligations” means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.19 to reimburse the LC Issuers for amounts paid by the LC Issuers in respect of any one or more drawings under Facility LCs.

“Replacement Lender” is defined in Section 2.22.

“Reply Date” is defined in Section 2.21.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Required Lenders” means Lenders whose Pro Rata Shares, in the aggregate, are greater than 66- 2/3%; provided, however, that if all of the Commitments have been terminated pursuant to the terms of this Agreement, “Required Lenders” means Lenders whose Outstanding Credit Exposure (in the aggregate) is greater than 66- 2/3% of the Aggregate Outstanding Credit Exposure .

“Reserve Requirement” means, with respect to a Eurodollar Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

“Revolving Credit Note” is defined in Section 2.13(iv).

“RVN” means RVN, Inc., a Delaware corporation and Wholly-Owned Subsidiary of the Borrower.

“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.

“Scheduled Lot Deposit Payments” shall mean obligations of the Borrower or any Subsidiary to increase the amount of earnest money deposit payable under an option or other contract to purchase Real Estate.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Secured Indebtedness” means, for any Person, (i) all Non-Recourse Indebtedness of such Person and (ii) all Indebtedness of such Person that is secured by a Lien on Property of such Person but only if the amount of such Indebtedness does not exceed such Person’s original cost of purchase of such Property or the most current appraised value of such Property as of the date such Indebtedness is incurred.

“Securities” of any Person means equity securities and debt securities and any other instrument commonly understood to be a security issued by that Person.

“Securities Act” is defined in Section 6.04(f).

“Senior Debt Rating” means a rating by one or both of the Rating Agencies of the Loans or, if the Loans are not rated, of other senior unsecured Indebtedness of the Borrower.

“Significant Subsidiary” means any Subsidiary of the Borrower that at any time of determination meets any of the following conditions: (a) such Subsidiary is a Guarantor; or (b) the Borrower’s (and its other Subsidiaries’) total Investment in such Subsidiary exceeds five percent (5%) of the total assets of the Borrower and its Subsidiaries (on a consolidated basis) as of the end of the most recent fiscal year; or (c) the total assets of such Subsidiary exceed five percent (5%) of the total assets of the Borrower and its Subsidiaries (on a consolidated basis) as of the end of the most recent fiscal year; or (d) the net income of such Subsidiary exceeds five percent (5%) of the Consolidated Net Income of the Borrower and its Subsidiaries for the most recently completed fiscal year.

“Single Employer Plan” means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., or any Person succeeding to the securities rating business of such company.

“Spec Unit” means a Unit constructed for the purpose of addition to the Borrower’s or a Guarantor’s inventory of Units that does not otherwise qualify as a Pre-Sold Unit and is not a Model Unit; provided, however, that a Unit shall constitute a Spec Unit only upon Commencement of Construction.

“Special Purpose Subsidiaries” means NVR Funding II, NVR Services and RVN.

“Subordinated Debt” means any Indebtedness of the Borrower which by its terms is subordinated, in form and substance and in a manner satisfactory to the Required Lenders, in time and right of payment to the prior payment in full of the Obligations, but which in any event matures not earlier than nine months after the Facility Termination Date.

“Subordination Agreement” is defined in Section 6.12(d).

“Subsidiary” of a Person means (i) any corporation of which more than 50% of the outstanding securities having ordinary voting power shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization of which more than 50% of the ownership interests having ordinary voting power shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

“Substantial Portion” means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries or property which is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries, in each case, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

“Swing Line Commitment’ means the obligation of the Swing Line Lender to make Swing Line Loans up to a maximum of $25,000,000 at any one time outstanding.

“Swing Line Lender” means Bank One.

“Swing Line Loan” means a Loan made available to the Borrower by the Swing Line Lender pursuant to Section 2.02 hereof.

“Swing Line Note” means a promissory note in the form of Exhibit E hereto executed and delivered by the Borrower payable to the order of the Swing Line Lender in the amount of the Swing Line Commitment, including any amendment, modification, renewal, restatement or replacement of such note.

“Tax Sharing Agreement” means the Second Amended and Restated Tax Allocation Agreement entered into in December, 1999 and effective as of November 30, 1993 among the Borrower and various of its Subsidiaries.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

“Transferee” is defined in Section 12.04.

“Type” means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance and with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Loan.

“Unfunded Liabilities” means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

“Unit” means a single-family dwelling, whether detached or attached (excluding mobile homes), including the parcel of land on which such dwelling is located, that is owned by the Borrower or a Guarantor, if any, and that is or will be available for sale by the Borrower or such Guarantor. Each Unit is either a Pre-Sold Unit, a Spec Unit or a Model Unit.

“Unit Closing” means a closing of the sale of a Unit by the Borrower or a Guarantor to a bona fide purchaser for value that is not the Borrower or a Guarantor or an Affiliate of the Borrower or a Guarantor.

“Unmatured Default” means an event, act or condition which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“Unused Commitment” means, at any date, with respect to each Lender, the amount by which its Commitment exceeds the sum of the outstanding balance of its Loans and its Pro Rata Share of the aggregate amount then available for drawing under the Facility LCs. The Swing Line Loans shall be deemed to be outstanding Loans under the Swing Line Lender’s Commitment for purposes of determining the usage of such Commitment.

“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

SECTION 1.02. Computation of Time Periods. For the purposes of this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each means “to but excluding” and the word “through” means “to and including”.

SECTION 1.03. Accounting Terms. All accounting terms used and not specifically defined herein shall be construed in accordance with GAAP. All references herein to GAAP shall be deemed to refer to those principles; provided, however, that determination of compliance with the covenants contained in Article VII hereof shall be made on the basis of GAAP in effect on the Agreement Date and without taking into account any changes in GAAP that occur after the Agreement Date.

ARTICLE II

THE CREDITS

SECTION 2.01. Aggregate Commitment.

(a) Commitment. On and after the Closing Date and prior to the Facility Termination Date, upon the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, each Lender severally agrees to make Advances to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment, provided that (i) in no event may the aggregate principal amount of all outstanding Advances exceed the Aggregate Commitment and (ii) in no event may the sum of the aggregate principal amount of all outstanding Advances, all outstanding Swing Line Loans and the Facility LC Obligations exceed the Aggregate Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow under this Section 2.01(a) at any time prior to the

Facility Termination Date. The Commitments shall expire on the Facility Termination Date.

(b) LC Commitment. On and after the Closing Date and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, to participate in Facility LCs issued pursuant to Section 2.19 for the account of the Borrower; provided that in no event may the aggregate amount of all LC Obligations exceed the lesser of (A) the Aggregate LC Commitment or (B) an amount equal to the Aggregate Commitment minus the sum of all outstanding Loans.

(c) Advances and Participations Pro Rata. Advances hereunder shall be made ratably by the several Lenders in accordance with their respective Pro Rata Shares. Participations in Facility LCs hereunder shall be ratable among the several Lenders in accordance with their respective Pro Rata Shares.

(d) Maturity. All Obligations shall be due and payable by the Borrower on the Facility Termination Date unless such Obligations shall sooner become due and payable pursuant to Section 8.02 or as otherwise provided in this Agreement.

SECTION 2.02. Swing Line Loans.

(a) Swing Line Commitment. In addition to the Advances pursuant to Section 2.01 but subject to the terms and conditions of this Agreement (including but not limited to those limitations set forth in Section 2.01), the Swing Line Lender agrees to make the Swing Line Loans to the Borrower in accordance with this Section 2.02 up to the amount of the Swing Line Commitment. Swing Line Loans shall be subject to the limitations set forth in Section 2.01. Amounts borrowed under this Section 2.02 may be borrowed, repaid and reborrowed to, but not including, the Facility Termination Date. All outstanding Swing Line Loans shall bear interest at the Floating Rate, which interest shall be payable on each Monthly Payment Date.

(b) Swing Line Request. The Borrower may request a Swing Line Loan from the Swing Line Lender on any Business Day before the Facility Termination Date by giving the Administrative Agent and the Swing Line Lender notice by 1:00 p.m. (Chicago time) on such Borrowing Date specifying the aggregate amount of such Swing Line Loan, which shall be an amount not less than $500,000. The Administrative Agent shall promptly notify each Lender of such request.

(c) Making of Swing Line Loans. The Swing Line Lender shall, no later than 3:00 p.m. (Chicago time) on such Borrowing Date, make the funds for such Swing Line Loan available to the Borrower at the Administrative Agent’s address, or at such other place as indicated in written money transfer instructions from the Borrower, signed by an Authorized Officer.

(d) Swing Line Note. The Swing Line Loans shall be evidenced by the Swing Line Note and each Swing Line Loan shall be paid in full by the Borrower on or before the earlier of the third Business Day after the Borrowing Date for such Swing Line Loan or the Facility Termination Date.

(e) Repayment of Swing Line Loans. The Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans, or, in a minimum amount of $500,000, any portion of the outstanding Swing Line Loans upon notice to the Administrative Agent and the Swing Line Lender. In addition, the Administrative Agent: (i) may at any time in its sole discretion or (ii) shall on the (3rd) Business Day after the Borrowing Date for such Swing Line Loan, require the Lenders (including the Swing Line Lender) to make an Advance at the Floating Rate in an amount up to the amount of Swing Line Loans outstanding on such date for the purpose of repaying Swing Line Loans; provided, however, that the obligation of each Lender to make any such Advance is subject to the condition that the Swing Line Lender believed in good faith that all conditions under Section 4.02 were satisfied at the time the Swing Line Loan was made. If the Swing Line Lender receives notice from any Lender that a condition under Section 4.02 has not been satisfied, no Swing Line Loan shall be made until (A) such notice is withdrawn by that Lender or (B) the Required Lenders have waived satisfaction of any such condition. The Lenders shall deliver the proceeds of an Advance under this Section 2.02(e) to the Administrative Agent by 12:00 noon (Chicago time) on the applicable Borrowing Date for application to the Swing Line Lender’s outstanding Swing Line Loans. Subject to the proviso contained in the second sentence of this Section 2.02(e), each Lender’s obligation to make available its Pro Rata Share of the Advance referred to in this Section 2.02(e) shall be absolute and unconditional and shall not be affected by any circumstances, including without limitation, (1) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, or anyone else, (2) the occurrence or continuance of an Default or Unmatured Default, (3) any adverse change in the condition (financial or otherwise) of the Borrower or (4) any Event whatsoever. If for any reason a Lender does not make available its Pro Rata Share of the foregoing Advance, such Lender shall be deemed to have unconditionally and irrevocably purchased from the Swing Line Lender, without recourse or warranty, an undivided interest and participation in each Swing Line Loan then being repaid, equal to its Pro Rata Share of all such Swing Line Loans being repaid, so long as such purchase would not cause such Lender to exceed its Commitment. If any portion of any amount paid (or deemed paid) to the Administrative Agent is recovered by or on behalf of the Borrower from the Administrative Agent in bankruptcy or otherwise, the loss of the amount so recovered shall be shared ratably among all Lenders in accordance with their respective Pro Rata Shares.

SECTION 2.03. Required Payments; Termination. The Aggregate Outstanding Credit Exposure and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

SECTION 2.04. Types of Advances. The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.08 and 2.09.

SECTION 2.05. Commitment Fee; Reductions of Commitments.

(a) Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a Commitment Fee, at a rate per annum equal to the Applicable Commitment Fee Rate, on the daily average of such Lender’s Unused Commitment for from the date hereof to and including the Facility Termination Date, payable in arrears on each Quarterly Payment Date and on the Facility Termination Date. All accrued Commitment Fees under this Section 2.05 shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder. Except for errors in the calculation thereof, the fees payable under this Section 2.05(a), once paid, shall not be refundable for any reason.

(b) Voluntary Reduction of Aggregate Commitment. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in the minimum amount of $5,000,000, and, if in excess thereof, in integral multiples of $1,000,000, upon at least three Business Days’ written notice to the Administrative Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the sum of (i) the aggregate principal amount of the outstanding Advances and Swing Line Loans and (ii) the LC Obligations.

SECTION 2.06. Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $5,000,000 (and in multiples of $100,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $500,000 (and in multiples of $100,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the Available Aggregate Commitment.

SECTION 2.07, Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $500,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon prior notice given to the Administrative Agent not later than 10:00 a.m. (Chicago time) on the date of such payment. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.04 but without penalty or premium, in full any outstanding Eurodollar Advance upon three Business Days’ prior notice to the Administrative Agent.

SECTION 2.08. Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Administrative Agent irrevocable notice (a “Borrowing Notice”) not later than 10:00 a.m. (Chicago time) on the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

(a)	the Borrowing Date, which shall be a Business Day, of such Advance,

(b)	the aggregate amount of such Advance,

(c)	the Type of Advance selected, and

(d)	in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent’s aforesaid address.

SECTION 2.09. Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.09 or are repaid in accordance with Section 2.07. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.07 or (y) the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.06, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. The Borrower shall give the Administrative Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

(i) the requested date, which shall be a Business Day, of such conversion or continuation,

(ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

(iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

SECTION 2.10. Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.09, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.09 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Administrative Agent as applicable to such Eurodollar Advance based upon the Borrower’s selections under Sections 2.08 and 2.09 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

SECTION 2.11. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.08, 2.09 or 2.10, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.03 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.03 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum and (iii) if the Facility LCs have not been secured by a deposit in the Facility LC Collateral Account as required hereby, the Facility LC Fee shall be increased by 2% per annum, provided that, during the continuance of a Default under Section 8.01(f) or (g), the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee set forth in clause (iii) above shall be applicable to all Credit Extensions without any election or action on the part of the Administrative Agent or any Lender.

SECTION 2.12. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by noon (local time) on the date when due and shall (except in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Lenders, or as otherwise specifically required hereunder) be applied ratably by the Administrative Agent among the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with Bank One for each payment of principal, interest, Reimbursement Obligations and fees as it becomes due hereunder. Each reference to the Administrative Agent in this Section 2.12 shall also be deemed to refer, and shall apply equally, to the LC Issuer, in the case of payments required to be made by the Borrower to the LC Issuer pursuant to Section 2.19.

SECTION2.13. Noteless Agreement; Evidence of Indebtedness. (i) a.Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each

Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(ii) The Administrative Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (c) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (d) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(iv) Any Lender may request that its Loans be evidenced by a promissory note (a “Revolving Credit Note”). In such event, the Borrower shall execute and deliver to such Lender a Revolving Credit Note payable to the order of such Lender in the form attached hereto as Exhibit A. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 12.03) be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

SECTION 2.14. Telephonic Notices. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

SECTION 2.15. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Monthly Payment Date, commencing with the first such date to occur after the date hereof and at maturity. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest, Commitment Fees, LC Fees and Fronting Fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

SECTION 2.16. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from an LC Issuer, the Administrative Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

SECTION 2.17. Lending Installations. Each Lender may book its Loans and its participation in any LC Obligations and each LC Issuer may book the Facility LCs issued by it at any Lending Installation selected by such Lender or the LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and LC Issuer may, by written notice to the Administrative Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

SECTION 2.18. Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

SECTION 2.19. Facility LCs.

2.19.1 Issuance. Each LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby letters of credit (each, such letter of credit and each Existing Letter of Credit, a “Facility LC”) and to renew, extend, increase, decrease or otherwise modify each Facility LC (“Modify,” and each such action a “Modification”), from time to time from and including the date of this Agreement and not later than 30 days prior to the Facility Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed the Aggregate LC Commitment and (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment. No Facility LC shall have an expiry date later than the earlier of (x) the fifth (5th) Business Day prior to the Facility Termination Date and (y) one year after its issuance; provided, however, that a Facility LC may provide for automatic renewal periodically beyond the first anniversary of its Issuance Date but not beyond the date provided for in clause (x) above.

2.19.2 Participations. Upon the Closing Date (in the case of the Existing Letters of Credit) and upon the issuance or Modification by an LC Issuer of a Facility LC in accordance with this Section 2.19, such LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from such LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

2.19.3 Notice. Subject to Section 2.19.1, the Borrower shall give the LC Issuer notice prior to 10:00 a.m. (Chicago time) at least five Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender’s participation in such proposed Facility LC. The issuance or Modification by an LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to such LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as such LC Issuer shall have reasonably requested (each, a “Facility LC Application”). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

2.19.4 Fees; Reporting.

(i) Facility LC Fee. The Borrower shall pay to the Administrative Agent, solely for the account of the Lenders, a fee (the “Facility LC Fee”) with respect to each Facility LC for the period from the Issuance Date thereof (or, in the case of the Existing Letters of Credit, the Closing Date) to and including the final expiration date thereof, in a per annum amount equal to the product, calculated on a daily basis for each day during such period, of (A) the undrawn amount of such Facility LC for such day multiplied by (B) the Facility LC Fee Rate for such day, less 0.25% per annum. The Facility LC Fees shall be due and payable quarterly in arrears not later than five (5) Business Days following Administrative Agent’s delivery to Borrower of the quarterly statement of Facility LC Fees and, to the extent any such fees are then due and unpaid, on the Facility Termination Date. The Administrative Agent shall promptly remit such Facility LC Fees, when received by the Administrative Agent, to the Lenders (including the LC Issuers) in accordance with their Pro Rata Shares thereof. The Facility LC Fees, once paid, shall not be refundable for any reason.

(ii) Fronting Fee. The Borrower shall also pay to the Administrative Agent, solely for the account of each LC Issuer, as a Fronting Fee (“Fronting Fee”), with respect to each Facility LC issued by such LC Issuer for the period from the Issuance Date thereof (or, in the case of the Existing Letters of Credit, the Closing Date) to and including the final expiration date thereof, in an amount equal to (A) the product, calculated on a daily basis for each day during such period, of (x) the undrawn amount of such Facility LC for such day multiplied by (y) 0.25% per annum, plus (B) in the case of any Facility LC in a stated amount of less than $10,000.00, an additional fee in an amount to be agreed upon by the Borrower and the LC Issuer. The Fronting Fees shall also be due and payable quarterly in arrears on the date on which Facility LC Fees are payable and, to the extent any Fronting Fees are then due and unpaid, on the Termination Date. The Administrative Agent shall promptly remit such Fronting Fee, when received by the Administrative Agent, to the applicable LC Issuer. The Fronting Fees, once paid, shall not be refundable for any reason. The Borrower shall also pay to the LC Issuer for its own account documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer’s standard schedule for such charges as in effect from time to time.

(iii) LC Issuer Reports; Quarterly Statements. Each LC Issuer shall, no later than the third (3rd) Business Day following the last day of each month, provide to the Administrative Agent a schedule of the Facility LCs issued by it, in form and substance reasonably satisfactory to the Administrative Agent, showing the Issuance Date, account party, original face amount (if any) paid thereunder, expiration date and the reference number of each Facility LC outstanding at any time during such month (and whether such Facility LC is a Performance Letter of Credit or Financial Letter of Credit) and the aggregate amount (if any) payable by the Borrower to such Issuer during the month pursuant to Section 3.02. Copies of such reports shall be provided promptly to each Lender and the Borrower by the Administrative Agent. The reporting requirements hereunder are in addition to those set forth in Section 2.19.3. The Administrative Agent shall, with reasonable promptness following receipt from all LC Issuers of the reports provided for in this Section 2.19.4(iii) for the months of March, June, September and December, respectively, deliver to the Borrower a quarterly statement of the Facility LC Fees and Fronting Fees then due and payable.

2.19.5 Administration; Reimbursement by Lenders. Upon receipt by an LC Issuer from the beneficiary of any Facility LC of any demand for payment under a Facility LC issued by such LC Issuer, such LC Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the “LC Payment Date”). The responsibility of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. An LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to Letters of Credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by an LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse such LC Issuer on demand for (i) such Lender’s Pro Rata Share of the amount of each payment made by such LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.19.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of such LC Issuer’s demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Chicago time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

2.19.6 Reimbursement by Borrower. The Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by an LC Issuer and remaining unpaid by the Borrower after notice thereof has been given to the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the rate specified in clause (ii) of Section 2.11 for such day if such day falls after such LC Payment Date. Each LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by such LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.19.5. Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.08 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

2.19.7 Obligations Absolute. The Borrower’s obligations under this Section 2.19 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with each LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower’s Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by any LC Issuer or Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put any LC Issuer or Lender under any liability to the Borrower. Nothing in this Section 2.19.7 is intended to limit the right of the Borrower to make a claim against an LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.19.6.

2.19.8 Actions of LC Issuer. Each LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such LC Issuer. Each LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.19, each LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

2.19.9 Indemnification. The Borrower hereby agrees to indemnify and hold harmless each Lender and LC Issuer and the Administrative Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, LC Issuer or the Administrative Agent may incur (or which may be claimed against such Lender, LC Issuer or the Administrative Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which an LC Issuer may incur by reason of or on account of such LC Issuer issuing any Facility LC which specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to such LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, LC Issuer or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of an LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) an LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.19.9 is intended to limit the obligations of the Borrower under any other provision of this Agreement.

2.19.10 Lenders’ Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify each LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct or such LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.19 or any action taken or omitted by such indemnitees hereunder.

2.19.11 Facility LC Collateral Account. The Borrower agrees that it will, upon the request of the Administrative Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to any LC Issuer or Lender in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Administrative Agent (the “Facility LC Collateral Account”) at the Administrative Agent’s office at the address specified pursuant to Article XIII, in the name of such Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders and in which such Borrower shall have no interest other than as set forth in Section 8.02. The Borrower hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders and LC Issuers, a security interest in all of the Borrower’s right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Administrative Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Bank One having a maturity not exceeding 30 days. Nothing in this Section 2.19.11 shall obligate the Administrative Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Administrative Agent to release any funds held in the Facility LC Collateral Account or obligate the Borrower to deposit any funds in the Facility LC Collateral Account, in each case other than as required by Section 8.02.

2.19.12 Rights as a Lender. In its capacity as a Lender, each LC Issuer shall have the same rights and obligations as any other Lender.

SECTION 2.20. Increase in Aggregate Commitment.

(a) Request for Increase. The Borrower may, at any time and from time to time, request, by notice to the Administrative Agent, the Administrative Agent’s approval of an increase of the Aggregate Commitment (“Facility Increase”), within the limitations hereafter described, which request shall set forth the amount of each such requested Facility Increase. Within twenty (20) days of such request, the Administrative Agent shall advise the Borrower of its approval or disapproval of such request; failure to so advise the Borrower shall constitute disapproval. If the Administrative Agent approves any such Facility Increase, then the Aggregate Commitment may be so increased (up to the amount of such approved Facility Increase, in the aggregate) by having one or more New Lenders increase the amount of their then existing Commitments or become Lenders, subject to and in accordance with the provisions of this Section 2.20. Any Facility Increase shall be subject to the following limitations and conditions: (i) any increase (in the aggregate) in the Aggregate Commitment and the amount (in the aggregate) of any new Commitment of any New Lender or the amount (in the aggregate) of any increase in the Commitment of any New Lender, shall (unless otherwise agreed by the Borrower and the Administrative Agent) not be less than $5,000,000 (and shall be in integral multiples of $1,000,000 if in excess thereof); (ii) no Facility Increase pursuant to this Section 2.20 shall increase the Aggregate Commitment to an amount in excess of $200,000,000; (iii) the Borrower and each New Lender shall have executed and delivered a commitment and acceptance (the “Commitment and Acceptance”) substantially in the form of Exhibit F hereto, and the Administrative Agent shall have accepted and executed the same; (iv) the Borrower shall have executed and delivered to the Administrative Agent such Note or Notes as the Administrative Agent shall require to reflect such Facility Increase; (v) the Borrower shall have delivered to the Administrative Agent opinions of counsel (substantially similar to the forms of opinions delivered pursuant to Section 4.01, modified to apply to the Facility Increase and each Note and Commitment and Acceptance executed and delivered in connection therewith); (vi) the Guarantors, if any, shall have consented in writing to the Facility Increases and shall have agreed that their Guaranties continue in full force and effect; and (vii) the Borrower and each New Lender shall otherwise have executed and delivered such other instruments and documents as the Administrative Agent shall have reasonably requested in connection with such Facility Increase. The form and substance of the documents required under clauses (iii) through (vii) above shall be fully acceptable to the Administrative Agent. The Administrative Agent shall provide written notice to all of the Lenders hereunder of any Facility Increase.

(b) Loans by New Lenders. Upon the effective date of any increase in the Aggregate Commitment pursuant to the provisions hereof, which effective date shall be mutually agreed upon by the Borrower, each New Lender and the Administrative Agent, the Borrower shall repay all outstanding Floating Rate Loans and reborrow a Floating Rate Advance in a like amount from the Lenders

(including the New Lender), but such New Lender shall not participate in any then outstanding Eurodollar Advance. If the Borrower shall at any time on or after such effective date convert or continue any Eurodollar Advance that was outstanding on such effective date, the Borrower shall be deemed to repay such Eurodollar Advance on the date of the conversion or continuation thereof and then to reborrow as an Advance a like amount on such date so that the New Lender shall make an Advance on such date in the amount of its Pro Rata Share of such Advance. Such New Lender shall make its Pro Rata Share of all Advances made on or after such effective date and shall otherwise have all of the rights and obligations of a Lender hereunder on and after such effective date. Notwithstanding the foregoing, upon the occurrence of a Default prior to the date on which such New Lender is holding its Pro Rata Share of all outstanding Advances, such New Lender shall, upon notice from the Administrative Agent given on or after the date on which the Obligations are accelerated or become due following such Default, pay to the Administrative Agent (for the account of the other Lenders, to which the Administrative Agent shall pay their ratable shares thereof upon receipt) a sum equal to such New Lender’s Pro Rata Share of each outstanding Eurodollar Advance with respect to which such New Lender does not then hold an interest; such payment by such New Lender shall constitute a Floating Rate Loan hereunder.

(c) New Lenders’ Participation in Facility Letters of Credit. Upon the effective date of any increase in the Aggregate Commitment in accordance with the provisions of Section 2.20(b), each New Lender shall also be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, from the Lenders party to this Agreement immediately prior to the effective date of such increase, an undivided interest and participation in all Facility Letters of Credit then outstanding, ratably, such that each Lender (including each New Lender) holds a participation interest in each Facility LC in proportion to the ratio that such Lender’s Commitment (upon the effective date of such increase in the Aggregate Commitment) bears to the Aggregate Commitment as so increased.

(d) No Obligation to Increase Commitment. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment or agreement on the part of the Borrower or the Administrative Agent to give or grant any Lender the right to increase any Commitment hereunder at any time or a commitment or agreement on the part of any Lender to increase its Commitment hereunder at any time, and no Commitment of a Lender shall be increased without its prior written approval.

SECTION 2.21. Extension of Facility Termination Date. The Borrower may request one (but not more than one) extension of the Facility Termination Date of one (1) year by submitting a written request for such extension to the Administrative Agent (an “Extension Request”), provided that the Extension Request shall be delivered not earlier than the first anniversary of the Agreement

Date and that the requested Facility Termination Date shall be not more than four (4) years after the date on which the Extension Request is received. Promptly following receipt of a Extension Request, the Administrative Agent shall notify each Lender of the contents thereof, shall request each Lender to approve the Extension Request, and shall specify the date (which must be at least 30 days after the Extension Request is delivered to the Lenders) as of which the Lenders must respond to the Extension Request (the “Reply Date”). If Lenders whose Pro Rata Shares equal or exceed in the aggregate 66- 2/3% of all Pro Rata Shares do not consent in writing to such extension on or before the Reply Date, the Extension Request shall be denied, and no Extension Request may be made thereafter. If such written consent is received on or before the Reply Date from Lenders whose Pro Rata Shares equal or exceed in the aggregate 66  2/3% of all Pro Rata Shares, the Facility Termination Date shall be extended by one (1) year, but such extension shall only apply to the Lenders that have so consented and shall not apply to any Lender that has not so consented (each, a “Non-Consenting Lender”), and no Extension Request may be made thereafter. Except to the extent that a Non-Consenting Lender is replaced (as provided in Section 2.22 hereof) prior to the Facility Termination Date (as determined prior to such Extension Request), then on such date (i) the Commitment of each such Non-Consenting Lender shall terminate, (ii) the Aggregate Commitment shall be reduced by the aggregate amount of such terminated Commitments and (iii) all Loans and other Obligations to each such Non-Consenting Lender shall be paid in full by the Borrower.

SECTION 2.22. Replacement of Certain Lenders. In the event a Lender (the “Affected Lender”) (i) shall have requested compensation from the Borrower under Sections 3.01 or 3.02 to recover additional costs incurred by such Lender that are not being incurred by the other Lenders, (ii) shall have delivered a notice pursuant to Section 3.03 claiming that such Lender is unable to extend Eurodollar Loans to the Borrower for reasons not generally applicable to the other Lenders or (iii) is a Non-Consenting Lender under Section 2.21, the Borrower may, upon written notice to such Affected Lender and to the Administrative Agent, require such Affected Lender to assign, and such Affected Lender shall assign, within five (5) Business Days after the date of such notice, to one or more assignees selected by the Borrower and approved by the Administrative Agent and otherwise comply with the provisions of Section 12.03 (each, a “Replacement Lender”), all of such Affected Lender’s rights and obligations under this Agreement and the other Loan Documents (including without limitation its Commitments and all Loans owing to it) in accordance with Section 12.03. With respect to any such assignment, the Affected Lender shall concurrently with such assignment receive payment in full of all amounts due and owing to it hereunder or under any of the other Loan Documents with respect to the Loans and Commitments so assigned, including without limitation the aggregate outstanding principal amount of such Loans owed to such Affected Lender, together with accrued interest thereon through the date of such assignment, amounts payable to such Affected Lender under Article III with respect to such Loans and all fees payable to such Affected Lender hereunder with respect to such Loans and Commitments so assigned and with respect to Facility LCs then outstanding. Any assignment to a Replacement Lender pursuant to the provisions of this Section 2.22 shall be in accordance with the provisions of Section 12.03 hereof. In no event shall any Lender have any obligation to issue a new or increased Commitment to replace all or any part of any Commitment of any Affected Lender.

ARTICLE III

CHANGE IN CIRCUMSTANCES

SECTION 3.01. Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

(a) subjects any Lender or any applicable Lending Installation or LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or LC Issuer in respect of its Eurodollar Loans, Facility LCs or participations therein, or

(b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

(c) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or LC Issuer of making, funding or maintaining its Eurodollar Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or LC Issuer in connection with its Eurodollar Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or LC Issuer to make any payment calculated by reference to the amount of Eurodollar Loans, Facility LCs or participations therein held or interest or Facility LC Fees or Fronting

Fees received by it, by an amount deemed material by such Lender or LC Issuer, as the case may be,

and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or LC Issuer, as the case may be, of making or maintaining its Eurodollar Loans or any Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or LC Issuer, as the case may be, in connection with such Eurodollar Loans, Commitment, or Facility LCs or participations therein, then, within 15 days of demand by such Lender or LC Issuer, as the case may be, the Borrower shall pay such Lender or LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or LC Issuer, as the case may be, for such increased cost or reduction in amount received.

SECTION 3.02. Changes in Capital Adequacy Regulations. If a Lender or LC Issuer determines the amount of capital required or expected to be maintained by such Lender or Issuer, any Lending Installation of such Lender or LC Issuer, or any corporation controlling such Lender or LC Issuer is increased as a result of a Change, then, within 15 days of demand by such Lender or LC Issuer, the Borrower shall pay such Lender or LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or LC Issuer determines is attributable to this Agreement, its Loans and/or participation in Facility LCs or its Commitment to make Loans and/or issue or participate in Facility Letters of Credit, as the case may be, hereunder (after taking into account such Lender’s or Issuer’s policies as to capital adequacy). “Change” means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or LC Issuer or any Lending Installation or any corporation controlling any Lender or LC Issuer. “Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled “International Convergence of Capital Measurements and Capital Standards,” including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement. If any Lender or LC Issuer becomes entitled to claim any additional amount or amounts pursuant to this Section 3.02, it shall promptly notify the Borrower through the Administrative Agent of the event by reason of which it has become entitled, but in any event within 180 days, after the Lender or the LC Issuer obtains actual knowledge thereof; provided that if such Lender or LC Issuer fails to give such notice within the 180-day period after it obtains actual knowledge of such an event, such Lender or LC Issuer shall, with respect to such compensation in respect of any costs resulting from such event, only be entitled to payment for costs incurred from and after the date 180 days prior to the date that such Lender or LC Issuer does give such notice.

SECTION 3.03. Availability of Types of Advances. If any Lender determines, and gives notice to the Administrative Agent, that maintenance of such Lender’s Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Administrative Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.04.

SECTION 3.04. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

SECTION 3.05 Taxes. (i) All payments by the Borrower to or for the account of any Lender, any LC Issuer or the Administrative Agent hereunder or under any Note or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, any Issuer or the Administrative Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.05) such Lender, LC Issuer or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

(ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application (“Other Taxes”).

(iii) The Borrower hereby agrees to indemnify the Administrative Agent and each Lender and LC Issuer for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.05) paid by the Administrative Agent, or such Lender or LC Issuer and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Administrative Agent, or such Lender or LC Issuer makes demand therefor pursuant to Section 3.06. Such demand shall be made no later than 180 days after the earlier of (A) the date on which such Lender, LC Issuer or the Administrative Agent pays such Taxes or Other Taxes or (B) the date on which the relevant Governmental Authority makes written demand on such Lender, LC Issuer or the Administrative Agent for payment of such Taxes or Other Taxes.

(iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a “Non-U.S. Lender”) agrees that it will, not more than ten (10) Business Days after the date of this Agreement, (i) deliver to the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or (ii) the case of a Non-U.S. Lender claiming exemption from the withholding of United States federal income tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” deliver a United States Internal Revenue Service Form W-8BEN and a certificate representing that such Lender is not (A) a “bank” for purposes of Section 881(c) of the Code, (B) a ten-percent shareholder of the Borrower (within the meaning of Section 871(h)(3)(B) of the Code) or (C) a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code), certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

(v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.05 with respect to Taxes imposed by the United States; provided that, should a

Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

(vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

(vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent). The obligations of the Lenders under this Section 3.05(vii) shall survive the payment of the Obligations and termination of this Agreement.

(viii) If a Lender, LC Issuer or the Administrative Agent receives a refund or realizes the benefit of a credit or reduction (including a refund of, credit against, or reduction in any tax excluded from Taxes) in respect of any Taxes or Other Taxes for which it has received an indemnity payment from (or for which an additional amount has been paid by) the Borrower, such Lender, LC Issuer or the Administrative Agent shall within 90 days from the date of such receipt or realization pay over the amount of such refund, credit or reduction to the Borrower (but only to the extent of indemnity payments made or other amounts paid by the Borrower under this Section 3.05 with respect to such Taxes or Other Taxes), net of all reasonable out-of-pocket expenses of such Lender, LC Issuer or the Administrative Agent incurred to apply for such refund, credit or reduction and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund, credit or reduction), provided that the Borrower (upon written request of such Lender, LC Issuer or the Administrative Agent) agrees to repay the amount paid over to the Borrower to such Lender, LC Issuer or the Administrative Agent in the event such Lender, LC Issuer or the Administrative Agent is required to repay such refund, credit or reduction to such Governmental Authority. Nothing in this paragraph shall require the Lender, LC Issuer or the Administrative Agent to make available to the Borrower any tax return or other information that the Lender, LC Issuer or the Administrative Agent deems to be confidential or proprietary.

SECTION 3.06. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.01, 3.02 and 3.05 or to avoid the unavailability of Eurodollar Advances under Section 3.03, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Sections 3.01, 3.02, 3.04 or 3.05. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable within 15 days after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.01, 3.02, 3.04 and 3.05 shall survive payment of the Obligations and termination of this Agreement.

ARTICLE IV

CONDITIONS PRECEDENT

SECTION 4.01. Conditions to Initial Credit Extension. No Lender or LC Issuer shall be required to make any Credit Extension hereunder, unless and until the conditions specified below shall have been satisfied:

(i) the Administrative Agent shall have received the fees provided to be paid pursuant to the Fee Letter;

(ii) the Borrower shall have paid in full all outstanding loans, interest thereon, fees and other sums payable under the Prior Credit Agreement; and

(iii) the Administrative Agent shall have received each of the following items (with all documents required below, except as otherwise specified, to be dated the Closing Date, which date shall be the same for all such documents, and each of such documents to be in form and substance satisfactory to the Administrative Agent, to be fully and properly executed by all parties thereto, and (except for the Notes) to be in sufficient copies for each Lender):

(a) From the Borrower, (1) a Revolving Credit Note payable to the order of each Lender that has requested a Revolving Credit Note in accordance with this Agreement; and (2) the Swing Line Note.

(b) From the Borrower, the Mortgage Banking Pledge Agreement, together with the original Mortgage Banking Note, an allonge endorsing the same to the Administrative Agent and such other documents provided to be delivered pursuant to the Mortgage Banking Pledge Agreement.

(c) From NVR Funding II, the Subordination Agreement.

(d) written opinions addressed to the Lenders, and in form and substance satisfactory to the Administrative Agent, from counsel to the Borrower and NVR Funding II.

(e) The following supporting documents with respect to the Borrower and NVR Funding II (as applicable): (1) a copy of its certificate or articles of incorporation certified as of a date reasonably close to the Closing Date to be a true and accurate copy by the Secretary of State of its state of incorporation; (2) a certificate of that Secretary of State, dated as of a date reasonably close to the Closing Date, as to its existence and good standing and, in the case of the Borrower, a certificate of the Secretary of State of each jurisdiction, other than its state of incorporation, in which it does business, as to its qualification as a foreign corporation; (3) a copy of its by-laws, certified by its secretary or assistant secretary to be a true and accurate copy in effect on the Closing Date; (4) a certificate of its secretary or assistant secretary as to the incumbency and signatures of its officers or other Persons who have executed any documents on its behalf in connection with the transactions contemplated by this Agreement; (5) a copy of resolutions of its Board of Directors, certified by its secretary or assistant secretary to be a true and accurate copy of resolutions duly adopted by such Board of Directors, authorizing the execution and delivery (in the case of the Borrower) of this Agreement and the other Loan Documents and (in the case of NVR Funding II) the Subordination Agreement and the performance by it of all its obligations thereunder; and (6) such additional supporting documents and other information with respect to its operations and affairs as the Administrative Agent may reasonably request.

(f) Certificates signed by a duly authorized officer of the Borrower stating that: (1) the representations and warranties of the Borrower contained in Article V hereof are correct and accurate on and as of the Closing Date as though made on and as of the Closing Date and (2) no event has occurred and is continuing which constitutes an Default or Unmatured Default hereunder.

(g) The certified financial statements provided for in Section 6.04(b) and Section 6.04(c) hereof for the quarter ending March 31, 2003.

(h) The report provided for in Section 6.04(g) hereof for the month ending June 30, 2003.

(i) The compliance certificate and report provided for in Section 6.04(h) hereof for the quarter ending June 30, 2003.

(j) Such other documents as the Administrative Agent or its counsel may reasonably request.

SECTION 4.02 Conditions Precedent to All Credit Extensions.

(a) No Lender or LC Issuer shall be required to make any Credit Extension (excluding any Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances under the applicable Facility), unless on the applicable Credit Extension Date:

(i) The Administrative Agent shall have received a Borrowing Notice as provided in Section 2.08(a) or (if applicable) the Administrative Agent and the LC Issuer and (if applicable) Administrative Agent shall have received the notice, Facility LC Application and other documents provided for in Section 2.19.3;

(ii) The representations and warranties of the Borrower contained in Article V hereof are true and correct as of such Borrowing Date or Issuance Date except for changes permitted by the terms of this Agreement and other than any such representations or warranties that, by their terms, refer to a specific date, in which case as of such specific date; provided, however, that for the purposes hereof, (A) from and after the date of delivery by the Borrower pursuant to Section 6.04(a) of the consolidated financial statements for the year ended December 31, 2003, the references in Section 5.03 to “Borrower Audited Financial Statements” shall be deemed to be references to the annual audited financial statements most recently delivered by the Borrower pursuant to Section 6.04(a) as of the date of such request for a Credit Extension; (B) from and after that date of delivery by the Borrower pursuant to Section 6.04(b) of its consolidated financial statements for the quarter ending June 30, 2003, the references in Section 5.03 to “Borrower Unaudited Financial Statements” shall be deemed to be references to the quarterly unaudited financial statements most recently delivered by the Borrower pursuant to Section 6.04(b) as of the date of such request for a Credit Extension and (C) from and after the date of delivery by the Borrower pursuant to Section 6.04(l) or Section 6.04(m) of a revised Schedule III, the references to “Schedule III” in Section 5.13 shall be deemed to be references to the revised Schedule III most recently delivered by the Borrower pursuant to Section 6.04(l) or Section 6.04(m) as of the date of such request for a Credit Extension;

(iii) There exists no Default or Unmatured Default;

(iv) The making of the Credit Extension will not result in any Default or Unmatured Default;

(v) If the Borrower does not have an Investment Grade Rating at the time of such Credit Extension, the Borrower will be in compliance with the Borrowing Base Limitation after such Credit Extension; and

(vi) The Borrower would be in compliance with the covenants contained in Sections 7.01, 7.03 and 7.04 if determined as of the applicable Credit Extension Date.

Each Borrowing Notice and each request by the Borrower for a Facility LC or for a Modification shall constitute a representation and warranty by the Borrower that all of the conditions contained in this Section 4.02 have been satisfied.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to each of the Lenders that:

SECTION 5.01. Organization, Powers, etc. The Borrower and each of its Significant Subsidiaries (a) is a corporation, limited partnership or limited liability company (as applicable) duly organized or formed, validly existing and in good standing under laws of its state of incorporation or formation, (b) has the power and authority to own or hold under lease the properties it purports to own or hold under lease and to carry on its business as now conducted, (c) is duly qualified or licensed to transact business in every jurisdiction in which such qualification or licensing is necessary to enable it to enforce all of its material contracts and other material rights and to avoid any material penalty or forfeiture, except where such failure to qualify would not have a Material Adverse Effect on the Borrower or such Subsidiary.

SECTION 5.02. Authorization and Validity.

(a) Loan Documents. The Borrower has the power and authority to execute and deliver this Agreement and the other Loan Documents and to perform all its obligations hereunder and thereunder. The execution and delivery by the Borrower of this Agreement and the other Loan Documents and its performance of its obligations hereunder and thereunder and any and all actions taken by it (i) have been duly authorized by all requisite corporate action, (ii) will not violate or be in conflict with (A) any provisions of law (including, without limitation, any applicable usury or similar law), (B) any order, rule, regulation, writ, judgment, injunction, decree or award of any court or other agency of government, or (C) any provision of its certificate or articles of incorporation or bylaws, (iii) will not violate, be in conflict with, result in a breach of or constitute (with or without the giving of notice or the passage of time or both) a default under any indenture, agreement or other instrument to which it is a party or by which it or any of its or its Subsidiaries’ properties or assets is or may be bound (including without limitation any indentures pursuant to which any debt Securities of the Borrower were issued), and (iv) except as otherwise contemplated by this Agreement, will not result in the creation or imposition of any lien, charge or encumbrance upon, or any security interest in, any of its properties or assets. Each of this Agreement and the other applicable Loan Documents has been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable against the applicable Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(b) Subordination Agreement. NVR Funding II has the power and authority to execute and deliver the Subordination Agreement and to perform all its obligations thereunder. The execution and delivery by NVR Funding II of the Subordination Agreement and its performance of its obligations thereunder and any and all actions taken by it (i) have been duly authorized by all requisite corporate action, (ii) will not violate or be in conflict with (A) any provisions of law, (B) any order, rule, regulation, writ, judgment, injunction, decree or award of any court or other agency of government or (C) any provision of its certificate or articles of incorporation or bylaws, (ii) will not violate, be in conflict with, result in a breach of or constitute (with or without the giving of notice or the passage of time or both) a default under any indenture, agreement or other instrument to which such NVR Funding II is a party or by which it or any of its properties or assets is or may be bound and (iv) will not result in the creation or imposition of any lien, charge or encumbrance upon, or any security interest in, any of its properties or assets. The Subordination Agreement has been duly executed and delivered by NVR Funding II and constitutes the legal, valid and binding obligation of NVR Funding II enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditor’s rights generally.

(c) Guaranty. As of the date on which each Guarantor (if any) executes a Guaranty, such Guarantor shall have the power and authority to execute and deliver such Guarantor and to perform all its obligations thereunder. The execution and delivery by each such Guarantor of such Guaranty and its performance of its obligations thereunder and any and all actions by it (i) shall have been duly authorized by all requisite corporate action, (ii) will not violate or be in conflict with (A) any provisions of law, (B) any order, rule, regulation, writ, judgment, injunction, decree or award of any court or other agency of government or (C) any provision of its certificate or articles of incorporation or bylaws or other organizational documents, (iii) will not violate, be in conflict with, result in a breach of or constitute (with or without the giving of notice or the passage or time or both) a default under any indenture, agreement or other instrument to which such Guarantor is a party or by which it or any of its properties or assets is or may be bound and (iv) will not result in the creation or imposition of any lien, charge or encumbrance upon, or any security interest in, any of its properties or assets. Each such Guaranty, upon its delivery to the Administrative Agent, shall have been duly executed and delivered by such Guarantor and shall constitute the legal, valid and binding obligation of such Guarantor enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditor’s rights generally.

SECTION 5.03 Financial Statements. The Borrower heretofore has provided to the Lenders (i) the consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2002, and the related consolidated statements of earnings, stockholders’ equity and cash flows for the 12-month period ended on that date, audited and reported upon by December 31, 2002, independent certified public accountants (the “Borrower Audited Financial Statements”), and (ii) the consolidated balance sheet of the Borrower as of March 31, 2003, and the consolidated statements of earnings and cash flows of the Borrower and its Subsidiaries for the three-month period ended on that date, unaudited but certified to be true and accurate (subject to normal year-end audit adjustments) by the Chief Financial Officer of the Borrower (the “Borrower Unaudited Financial Statements”). Those financial statements and reports (subject, in the case of the Borrower Unaudited Financial Statements, to normal year-end audit adjustments), and the related notes and schedules (if any), (a) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, (b) present fairly the consolidated financial condition of the Borrower and its Subsidiaries as of the date thereof and (c) present fairly the consolidated shareholders’ equity, results of operations and cash flows of the Borrower and its Subsidiaries at the date and for the period covered thereby. The Borrower Audited Financial Statements show all material liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the end of the period covered thereby (including, without limitation, liabilities for taxes and material commitments) to the extent required by GAAP.

SECTION 5.04 No Material Adverse Effect. Since the date of the Borrower Audited Financial Statements, no event has occurred which has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 5.05 Title to Property. Each of the Borrower and its Subsidiaries has good title to the Property owned by it and either reflected on the balance sheet and related notes and schedules most recently delivered by the Borrower to the Lenders (the “Recent Balance Sheet”) or acquired by it after the date of that balance sheet and prior to the date hereof, except for those properties and assets which have been disposed of since the date of the Recent Balance Sheet. All such Property owned by the Borrower and its Subsidiaries is free and clear of all Mortgages, Liens, charges and other encumbrances (other than Permitted Liens), except as reflected in the Recent Balance Sheet, and none of those Mortgages, Liens, charges or other encumbrances, individually or in the aggregate, prevents or has a Material Adverse Effect upon the use by the Borrower or any of its Subsidiaries of any of its Property as currently conducted or as planned for the future.

SECTION 5.06. Litigation. There is no action, suit, proceeding, arbitration, inquiry or investigation (whether or not purportedly on behalf of the Borrower or any of its Subsidiaries) pending or, to the best knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay any Credit Extension. Neither the Borrower nor any of its Subsidiaries is in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which default would or could have a Material Adverse Effect. Neither the Borrower nor any of the its Subsidiaries has any material contingent obligations not provided for or disclosed in the Borrower Audited Financial Statements to the extent required to be so disclosed in accordance with GAAP.

SECTION 5.07. Taxes. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP and as to which no tax Lien has been filed or asserted exists. The review by the Internal Revenue Service of the United States income tax returns of the Borrower and its Subsidiaries through the fiscal year ended December 31, 1998 has closed. No tax Liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

SECTION 5.08. Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or is subject to any charter or other restriction that could reasonably be expected to have a Material Adverse Effect on it. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any Material Indebtedness Agreement.

SECTION 5.09. Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

SECTION 5.10. Use of Proceeds. No part of the proceeds of any of the Advances will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. If requested by the Lenders, the Borrower shall furnish to the Lenders a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U of said Board of Governors.

SECTION 5.11. Consents, etc. No order, license, consent, approval, authorization of, or registration, declaration, recording or filing (except for the filing of a Current Report on Form 8-K, and a Quarterly Report on Form 10-Q, in each case with the Securities and Exchange Commission) with, or validation of, or exemption by, any governmental or public authority (whether federal, state or local, domestic or foreign) or any subdivision thereof is required in connection with, or as a condition precedent to, the due and valid execution, delivery and performance by the Borrower of this Agreement or the other applicable Loan Documents, or the legality, validity, binding effect or enforceability of any of the respective terms, provisions or conditions thereof or the due and valid execution, delivery and performance by NVR Funding II of the Subordination Agreement or the legality, validity, binding effect or enforceability of any of the terms provisions or conditions thereof or, if and when any Guaranty is delivered, the due and valid execution, delivery and performance by the Guarantor of such Guaranty or the legality, validity, binding effect or enforceability of any of the terms, provisions or conditions thereof. To the extent that any franchises, licenses, certificates, authorizations, approvals or consents from any federal, state or local (domestic or foreign) government, commission, bureau or agency are required for the acquisition, ownership, operation or maintenance by Borrower or any of its Significant Subsidiaries of properties now owned, operated or maintained by any of them, those franchises, licenses, certificates, authorizations, approvals and consents have been validly granted, are in full force and effect and constitute valid and sufficient authorization therefor, except where the failure to obtain the same would not have a Material Adverse Effect on the Borrower or such Subsidiary.

SECTION 5.12. Compliance with Applicable Laws. The Borrower and its Subsidiaries are in compliance with and conform to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of all domestic or foreign governments or any instrumentality thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, the violation of which would have a Material Adverse Effect on it.

SECTION 5.13. Subsidiaries; Joint Ventures. Schedule III hereto contains a complete and accurate list of (a) all Subsidiaries of the Borrower, including, with respect to each Subsidiary, (i) its state of incorporation, (ii) all jurisdictions (if any) in which it is qualified as a foreign corporation, (iii) the number of shares of its Capital Stock outstanding, and (iv) the number and percentage of those shares owned by the Borrower and/or by any other Subsidiary, and (b) each Joint Venture, including, with respect to each such Joint Venture, (i) its jurisdiction of organization, (ii) all other jurisdictions in which it is qualified as a foreign entity and (c) all Persons that are parties thereto and their respective percentage ownership interests. All the outstanding shares of Capital Stock of each Subsidiary of the Borrower are validly issued, fully paid and nonassessable, except as otherwise provided by state wage claim laws of general applicability. All of the outstanding shares of Capital Stock of each Subsidiary owned by the Borrower or another Subsidiary as specified in Schedule III are owned free and clear of all Liens, security interests, equity or other beneficial interests, charges and encumbrances of any kind whatsoever. Neither the Borrower nor Subsidiary owns of record or beneficially any shares of the Capital Stock or other equity interests of any Person, except the Subsidiaries and Joint Ventures listed in Schedule III hereto. Neither the Borrower nor any Guarantor has any Indebtedness to any other Subsidiary of the Borrower except for the NVR Funding II Note.

SECTION 5.14. Mortgage Banking Pledge Agreement. Pursuant to the Mortgage Banking Pledge Agreement, the Borrower has pledged to the Administrative Agent, and the Administrative Agent has a perfected first priority security interest in, the Mortgage Banking Note.

SECTION 5.15. ERISA. There exists no Plan, and the Borrower is not an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

SECTION 5.16. Environmental Matters. Neither the Borrower nor any Subsidiary has knowledge that, or has received any notice to the effect that, its operations are not in compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

SECTION 5.17. Investment Company Act. Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 5.18. Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a “holding company” or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

SECTION 5.19. Subordinated Debt. The Obligations constitute senior indebtedness which is entitled to the benefits of the subordination provisions of all outstanding Subordinated Debt, which outstanding Subordinated Debt as of the Closing Date is identified in Schedule V.

SECTION 5.20. Insurance. The certificate signed by an Authorized Financial Officer of the Borrower, that attests to the existence and adequacy of, and summarizes, the property, casualty, and liability insurance programs carried by the Borrower and its Subsidiaries and that has been furnished by the Borrower to the Administrative Agent and the Lenders, is complete and accurate as of the Agreement Date. This summary includes the insurer’s or insurers’ name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

SECTION 5.21. Reportable Transaction. The Borrower does not intend to treat the Credit Extensions and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation 1.6011-4). In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof.

SECTION 5.22. No Misrepresentation. No representation or warranty by the Borrower contained herein or made hereunder and no certificate, schedule, exhibit, report or other document provided by the Borrower or any Subsidiary in connection with the transactions contemplated hereby (including, without limitation, the negotiation of and compliance with the Loan Documents) contains a misstatement of a material fact or omit to state a material fact required to be stated therein in order to make the statements contained therein, in the light of the circumstances under which made, not misleading.

ARTICLE VI

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that from the date hereof until payment in full of all the Obligations, termination of all Facility LCs and termination of all Commitments, unless the Required Lenders otherwise shall consent in writing, the Borrower will:

SECTION 6.01. Existence, Properties, etc. Do or cause to be done, and cause each of its Significant Subsidiaries to do or cause to be done, all things or proceed with due diligence with any actions or courses of action which may be necessary to preserve and keep in full force and effect its existence under the laws of their respective states of incorporation or formation and all qualifications or licenses in jurisdictions in which such qualification or licensing is required for the conduct of its business except where the failure to qualify would not have a Material Adverse Effect on the Borrower or such Subsidiary. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted. The primary business of the Borrower and its Subsidiaries shall at all times be the Homebuilding Business.

SECTION 6.02. Notice. Give prompt written notice to the Administrative Agent of (a) any proceeding instituted by or against the Borrower or any of its Subsidiaries in any federal or state court or before any commission or other regulatory body, federal, state or local, or any such proceedings threatened against the Borrower or any Subsidiary in writing by any federal, state or other governmental agency, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect on the Borrower or any Subsidiary, (b) any Default or Unmatured Default or (c) any other Event which could reasonably be expected to have a Material Adverse Effect.

SECTION 6.04 Payments of Debts, Taxes, etc. Pay, and cause each of its Subsidiaries to pay, all its debts and perform all its obligations promptly and in accordance with the respective terms thereof, and pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon the Borrower or any Subsidiary or upon any of their respective incomes or receipts or upon any of their respective properties before the same shall become in default or past due, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might result in the imposition of a Lien or charge upon such properties or any part thereof; provided, however, that it shall not constitute a violation of the provisions of this Section 6.03 if the Borrower or any Subsidiary shall fail to perform any such obligation or to pay any such debt (except for obligations for money borrowed), tax, assessment, governmental charge or levy or claim for labor, materials or supplies which is being contested in good faith, by proper proceedings diligently pursued, and as to which adequate reserves have been provided.

SECTION 6.04. Accounts and Reports. Maintain, and cause each of its Subsidiaries to maintain, a standard system of accounting established and administered in accordance with GAAP, and provide to the Lenders the following:

(a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of that fiscal year and the related consolidated statements of earnings, stockholders’ equity and cash flows for that fiscal year, all with accompanying notes and schedules, prepared in accordance with GAAP consistently applied and audited and reported upon by KPMG, LLP or another firm of independent certified public accountants of similar recognized standing selected by the Borrower (such audit report shall be unqualified except for qualifications relating to changes in GAAP and required or approved by the Borrower’s independent certified public accountants);

(b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of that quarter, and the related consolidated statement of earnings and cash flows of the Borrower and its Subsidiaries for the period from the beginning of the fiscal year to the end of that quarter, all prepared in accordance with GAAP consistently applied, unaudited but certified to be true and accurate, subject to normal year-end audit adjustments, by the Chief Financial Officer of the Borrower, to the best of his knowledge;

(c) within 45 days after the end of each of the first three quarters, and within 90 days after the end of the fourth quarter, of each fiscal year of the Borrower, a consolidating balance sheet of NVR (in a form acceptable to the Administrative Agent) as of the end of that quarter and the related consolidating statement of earnings of NVR (in a form acceptable to the Administrative Agent) for the period from the beginning of the fiscal year to the end of that quarter, all prepared in accordance with GAAP consistently applied, unaudited but certified to be true and accurate, subject to normal year-end audit adjustments, by the Chief Financial Officer of the Borrower, to the best of his knowledge;

(d) concurrently with the delivery of the financial statements described in subsection (a) above, a certificate signed by the Chief Financial Officer of the Borrower to the effect that, having read this Agreement, and based upon an examination which he deemed sufficient to enable him to make an informed statement, to the best of his knowledge, there does not exist any Default or Unmatured Default, or if such Default or Unmatured Default has occurred, specifying the facts with respect thereto;

(e) within 90 days after the beginning of each fiscal year of the Borrower, projections, in reasonable detail and in form and substance satisfactory to the Administrative Agent of the balance sheets and of the statements of earnings and cash flow of the Borrower and its Subsidiaries for that fiscal year (on a quarterly basis) and for the immediately succeeding fiscal year (on an annual basis);

(f) promptly upon becoming available, copies of all financial statements, reports, notices and proxy statements sent by the Borrower to its stockholders, and of all regular and periodic reports and other material (including copies of all registration statements and reports under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended) filed by the Borrower with any securities exchange or any governmental authority or commission, except material filed with governmental authorities or commissions relating to the development of Real Estate in the ordinary course of the business of the Borrower or its Subsidiaries and which does not relate to or disclose any Material Adverse Effect;

(g) within twenty (20) days after the end of each calendar month (without regard to whether Borrower is then obligated to comply with the Borrowing Base Limitation), a report, which shall be in form and substance satisfactory to the Administrative Agent, calculating the Borrowing Base, with calculations indicating whether, as of the last day of such month, the Borrowing Base exceeds Borrowing Base Debt.

(h) within 45 days after the end of each quarter of each fiscal year of the Borrower, a compliance certificate which shall be substantially in the form of Exhibit G hereto and otherwise in form and substance satisfactory to the Administrative Agent, with calculations indicating that the Borrower is in compliance, as of the last day of such quarter or fiscal year, as the case may be, with the provisions of Article VII of this Agreement. Without limiting the generality of the foregoing, the Borrower shall provide to the Lenders a report calculating the Mortgage Banking Borrowing Base in form and substance satisfactory to Administrative Agent containing the calculations necessary to indicate that the Borrower is in compliance with the provisions of Sections 6.09 and 7.15, including a certification of the outstanding principal amount of all loans and advances made to each of the applicable Mortgage Banking Subsidiaries, as the case may be, and that all such loans and advances are duly evidenced by the Mortgage Banking Note in the possession of and pledged to the Administrative Agent. The reports furnished pursuant to this subsection (h) shall be certified to be true and correct by the Chief Financial Officer of the Borrower to the best of his knowledge and shall also contain a representation and warranty by the Borrower that it is in full compliance with the provisions of Article VII of this Agreement;

(i) within 270 days after the close of each fiscal year a statement of the Unfunded Liabilities of each existing Single Employer Plan (if and when applicable), certified as correct by an actuary enrolled under ERISA;

(j) as soon as possible and in any event within ten (10) days after the Borrower knows that any Reportable Event has occurred with respect to any Plan (if and when applicable), a statement, signed by an Authorized Financial Officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto;

(k) as soon as possible and in any event within ten (10) days after receipt thereof by the Borrower or any of its Subsidiaries, a copy of (i) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any Hazardous Substance into the environment, and (ii) any notice alleging any violation of any Environmental Law or any federal, state or local health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect;

(l) concurrently with the quarterly financial statements described in subsection (b) above following the end of any quarter in which each new Subsidiary was formed or acquired, the Borrower shall deliver to the Administrative Agent a revised copy of Schedule III to this Agreement, adding thereto the information with respect to such new Subsidiary required by Section 5.13 hereof; and if such new Subsidiary is required to become a Guarantor under Section 6.07 hereof, (i) a Guaranty executed by a duly authorized officer of such new Subsidiary; (ii) a copy of the certificate or articles of incorporation or other organizational documents of such new Subsidiary, certified by the secretary of state or other official of the state or other jurisdiction of its incorporation; (iii) a copy of the bylaws, partnership agreement, operating agreement or other similar organizational document of such new Subsidiary, certified by the secretary or other appropriate officer, partner or member of such Subsidiary; and (iv) if requested by the Administrative Agent, an opinion of the Borrower’s counsel in form and substance satisfactory to Administrative Agent, with respect to such Subsidiary and such Guaranty;

(m) concurrently with the quarterly financial statements described in subsection (b) above following the end of any quarter in which each new Joint Venture was formed or the Borrower or a Subsidiary acquired an interest therein, the Borrower shall deliver to the Administrative Agent a revised copy of Schedule III to this Agreement, adding thereto the information with respect to such new Joint Venture required by Section 5.13 hereof;

(n) if requested by the Administrative Agent, copies of each proposed shareholders’ agreement, certificate or articles of incorporation, partnership agreement, joint venture agreement or similar organizational instrument or agreement, relating to each Joint Venture, and required each material restatement, modification, amendment or supplement thereto; and

(o) such supplements to the aforementioned documents and additional information (including, but not limited to, leasing and non-financial information and reports) as the Administrative Agent or any Lender may from time to time reasonably require.

SECTION 6.05. Access to Premises and Records. At all reasonable times, with reasonable prior notice if no Default has occurred that is continuing, and as often as the Administrative Agent or any Lender may reasonably request, permit, and cause each of its Subsidiaries to permit, authorized representatives and agents (including accountants) designated by the Administrative Agent or a Lender to (a) have access to the premises of the Borrower and each Subsidiary and to their respective corporate books and financial records, and all other records relating to their respective operations and procedures, (b) examine, and make copies of or excerpts from, those books and records and (c) upon reasonable notice to the Borrower, discuss the respective affairs, finances and operations of the Borrower and its Subsidiaries with, and to be advised as to the same by, their respective officers and directors.

SECTION 6.06 Maintenance of Properties and Insurance. Maintain, and cause each of its Subsidiaries to maintain, all its properties and assets in good working order and condition and make, and cause each of its Subsidiaries to make, all necessary repairs, renewals and replacements thereof so that its business carried on in connection therewith may be properly conducted at all times; and maintain, and cause each of its Subsidiaries to maintain (a) adequate insurance, by financially sound and reputable insurers, on all properties of the Borrower and its Subsidiaries which are of character usually insured by Persons engaged in the same or a similar business (including, without limitation, all Real Estate which is subject of an Equity Investment by the Borrower or its Subsidiaries, to the extent normally carried by prudent builder-developers) against loss or damage resulting from fire, or other risks insured against by extended coverage and of the kind customarily insured against by those Persons, (b) adequate public liability insurance against tort claims which may be incurred by the Borrower or its Subsidiaries, and (c) such other insurance as may be required by law. Upon the request of the Administrative Agent, the Borrower will furnish to the Lenders full information as to the insurance carried.

SECTION 6.07. Financing: New Investing. Give the Administrative Agent advance written notice of the establishment or formation of any new Joint Venture or new Subsidiary, which such new Subsidiary shall (except as otherwise herein provided) become a Guarantor by and effective upon compliance with the provisions of Section 6.04(n); provided, however, that (a) nothing in this Section

6.07 shall be deemed to authorize the Borrower or any of its Subsidiaries to enter into any such transaction if the same would violate any of the limitations set forth in Article VII hereof, (b) such Subsidiary shall not be required to deliver a Guaranty if (i) such Subsidiary is a Mortgage Banking Subsidiary or (ii) applicable laws or regulations (such as, by way of example, laws regulating insurance companies) prohibit such Subsidiary from delivering a Guaranty and (c) a Subsidiary that is not a Wholly-Owned Subsidiary shall not be required to deliver a Guaranty.

SECTION 6.08. Compliance with Applicable Laws. Promptly comply with, conform to and obey, and cause each of its Subsidiaries to promptly comply with, conform to and obey, in all material respects, all present and future laws, ordinances, rules, regulations, orders, writs, judgments, injunctions, decrees, awards and all other legal requirements applicable to the Borrower, its Subsidiaries and their respective properties, including, without limitation, Regulation Z of the Board of Governors of the Federal Reserve System.

SECTION 6.09. Advances to the Mortgage Banking Subsidiaries. Cause the Mortgage Banking Subsidiaries to execute and deliver the Mortgage Banking Note in order to evidence all loans and advances that now exist or are hereafter made by the Borrower or any Subsidiary (other than by NVRMF to another Mortgage Banking Subsidiary) to any of the Mortgage Banking Subsidiaries, respectively, and deposit the original Mortgage Banking Note with Administrative Agent and pledge the same to Administrative Agent for the benefit of the Lenders pursuant to the Mortgage Banking Pledge Agreement; provided, however, that as long as NVRMF is the only Mortgage Banking Subsidiary receiving such loans or advances, the NVRMF Note shall constitute the Mortgage Banking Note. At all times the principal amount of the Mortgage Banking Note held by Administrative Agent must equal or exceed the aggregate principal amount of all loans and advances made by the Borrower or any Subsidiary (other than by NVRMF to another Mortgage Banking Subsidiary) to the Mortgage Banking Subsidiaries, and upon the request of Administrative Agent, the Borrower shall obtain and deliver to the Administrative Agent specific written acknowledgments from each of the Mortgage Banking Subsidiaries to the effect that loans and advances theretofore made by the Borrower or any Subsidiary (other than by NVRMF to another Mortgage Banking Subsidiary) to such Mortgage Banking Subsidiaries are evidenced by the Mortgage Banking Note. In the event that after the Agreement Date the Borrower or any Subsidiary organizes or acquires any Mortgage Banking Subsidiary, such Mortgage Banking Subsidiary shall, prior to receiving any loans or advances from the Borrower or any Subsidiary (other than by NVRMF to another Mortgage Banking Subsidiary), join in and become a maker of a replacement Mortgage Banking Note, such new Mortgage Banking Note shall be deposited with and pledged to the Administrative Agent pursuant to a Mortgage Banking Pledge Agreement, and all references in this Agreement to Mortgage Banking Subsidiaries shall thereafter be deemed references to all such Mortgage Banking Subsidiaries.

SECTION 6.10. Use of Proceeds. Use the proceeds of the Advances, and cause such proceeds to be used, solely for working capital and general corporate purposes. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any “margin stock” (as defined in Regulation U) or to make any other Acquisition that is not permitted hereunder.

SECTION 6.11 Publicly Traded Company. Be and at all times remain a publicly traded company listed on a nationally-recognized United States stock exchange and comply with all applicable rules and regulations necessary to maintain such listing.

SECTION 6.12 Special Purpose Subsidiaries.

(a) NVR Funding II Note. Cause the maturity date of the NVR Funding II Note to be at all times at least one year later than the Facility Termination Date.

(b) Termination of Management Agreement. If at any time a payment is made to NVR Services that is prohibited by Section 7.16(d), terminate the Management Agreement if directed to do so by the Administrative Agent (at the direction of the Required Lenders).

(c) Termination of License Agreement. If at any time a payment is made to RVN that is prohibited by Section 7.16(d), terminate the License Agreement if directed to do so by the Administrative Agent (at the direction of the Required Lenders).

(d) Subordination Agreement. At all times cause the payment of the NVR Funding II Note to be subordinated to the Obligations pursuant to a Subordination Agreement in the form attached hereto as Exhibit H (the “Subordination Agreement”).

SECTION 6.13. Mortgage Banking Pledge Agreement. The Obligations shall at all times be secured by a first priority pledge of and security interest in the Mortgage Banking Note in favor of the Administrative Agent for the ratable benefit of the Lenders.

ARTICLE VII

NEGATIVE COVENANTS

The Borrower covenants and agrees that from the date hereof until payment in full of all the Obligations, termination of all Facility Letters of Credit and termination of the Commitments, unless the Required Lenders otherwise shall consent in writing, the Borrower will not, either directly or indirectly:

SECTION 7.01. Minimum Adjusted Consolidated Tangible Net Worth. Permit Adjusted Consolidated Tangible Net Worth to be less than Minimum Net Worth at the end of any fiscal quarter.

SECTION 7.02. Borrowing Base Limitation. At any time at which the Borrower does not have an Investment Grade Rating, permit the aggregate outstanding principal amount of all Borrowing Base Debt to exceed the Borrowing Base at such time (the “Borrowing Base Limitation”).

SECTION 7.03. Maximum Leverage Ratio. Permit the Leverage Ratio to exceed 2.0 at the end of any fiscal quarter.

SECTION 7.04. Minimum Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio to be less than 2.50 at the end of any fiscal quarter.

SECTION 7.05. Guaranties. Make or suffer to exist, or permit any of its Subsidiaries to make or suffer to exist, any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of the Borrower, a Subsidiary or Joint Venture) or otherwise assume, guarantee or in any way become contingently liable or responsible for obligations of any other Person, whether by agreement to purchase those obligations of any other Person, or by agreement for the furnishing of funds through the purchase of goods, supplies or services (whether by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the obligations of any other Person, except for: (a) the endorsement of instruments for collection or deposit in the ordinary course of business; (b) guaranties by Non-Guarantors of obligations of the Borrower or of any of its Subsidiaries; (c) any Guaranty delivered hereunder; and (d) obligations under reimbursement agreements relating to Letters of Credit obtained in the ordinary course of business.

SECTION 7.06. Sale of Assets; Acquisitions; Merger.

(a) Sell or permit any of its Subsidiaries to sell any Property other than in the ordinary course of its business (including, without limitation, the sale of Units, furnishings from Model Units and obsolete equipment).

(b) Do, or permit any of its Subsidiaries to do, any of the following:

(i) sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of the Borrower and the Subsidiaries (on a consolidated basis) except for the sale of inventory in the ordinary course of business;

(ii) merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it;

(iii) dissolve, liquidate or wind up its business by operation of law or otherwise; or

(iv) distribute to the stockholders of the Borrower any Securities of any Subsidiary;

provided, however, that (A) any Subsidiary of the Borrower (other than NVRMF) may dissolve, provided, that (1) immediately following such dissolution, the Borrower or another Subsidiary succeeds to all of the assets of such dissolved Subsidiary, (2) a Guarantor may dissolve only if the Borrower or another Guarantor succeeds to all the assets of such dissolved Guarantor and (3) NVR Funding II may dissolve only if (a) the NVR Funding II Note is cancelled and not replaced or (b) the successor holder of the NVR Funding II Note promptly executes and delivers to the Administrative Agent a replacement Subordination Agreement, and (B) the Borrower and any Subsidiary may merge or consolidate with another Person in connection with an Acquisition permitted under paragraph (c) below, if (and only if), (1) in the case of a merger or consolidation involving the Borrower, the Borrower is the surviving Person, (2) in the case of a merger involving a Subsidiary of the Borrower and a Person that is not a Subsidiary, such Subsidiary is the surviving Person, (3) the Borrower would be in compliance with the covenants contained in Sections 7.01, 7.03 and 7.04 if determination of such compliance were made immediately following such merger and (4) such occurrence shall not constitute or give rise to an Default or Unmatured Default or a default in respect of any of the covenants contained in any agreement to which the Borrower or any such Subsidiary is a party or by which its property may be bound.

(c) Engage or permit any of its Subsidiaries to engage in any Acquisition, other than Land purchases permitted by Section 7.12, unless (i) the primary business that is the subject of such Acquisition is the Homebuilding Business, (ii) the consideration paid in such Acquisition is less than $50,000,000, (iii) the board of directors or other governing body of the Person that is the subject of such Acquisition approves such Acquisition and (iv) immediately prior to, and immediately after, such Acquisition, no Default or Unmatured Default exists.

SECTION 7.07 Investments. Purchase or otherwise acquire, hold or invest in the Securities (whether Capital Stock or instruments evidencing debt) of, make loans or advances to, enter into any arrangements for the purpose of providing funds or credit to, or make any Equity Investment in, any Person which does not become a Guarantor upon the making of the investment, or permit any of its Subsidiaries to do any of the foregoing, except for:

(i) Investments in the Mortgage Banking Subsidiaries as of the Agreement Date and additional loans or advances to the Mortgage Banking Subsidiaries, subject to the limitations contained in Sections 6.09 and 7.15;

(ii) Investments in Non-Guarantors (including (A) any Investment in the Special Purpose Subsidiaries and (B) any equity Investment in the Mortgage Banking Subsidiaries made after the Agreement Date) and Joint

Ventures, provided that the aggregate of all such Investments, loans and advances outstanding at any time in this clause (ii) (excluding the Borrower’s interest in NVR Funding II to the extent that the Borrower’s Investment therein was financed by the NVR Funding II Note) shall not exceed twenty percent (20%) of Adjusted Consolidated Tangible Net Worth,

(iii) Investments in Guarantors;

(iv) mortgage loans made by the Mortgage Banking Subsidiaries in the ordinary course of business;

(v) Lot Option Deposits made by Borrower in the ordinary course of business to the extent permitted by Section 7.11;

(vi) trade or customer accounts arising in the ordinary course of business;

(vii) obligations issued or guaranteed as to principal or interest by the United States of America or its agencies, GNMA securities or debt issued by other agencies of the United States of America;

(viii) certificates of deposit, foreign time deposits, bankers acceptances or bank money market accounts which are issued by the Administrative Agent or any other bank or savings and loan association whose short-term debt is rated either “A1” or comparable by S&P or “P1” or comparable by Moody’s, or a comparable rating by Thompson’s Bank Watch, or if such an institution is a Subsidiary, then its parent corporation may have such a rating;

(ix) commercial paper or finance company paper which is rated not less than prime-one or “A-1” or their equivalent by Moody’s or S&P;

(x) auction rate preferred stock or bonds rated either “AA” or comparable by S&P or “Aa2” or comparable by Moody’s;

(xi) short-term tax exempt securities including municipal notes, commercial paper, auction rate floaters and floating rate notes rated at least “A1” or “P1”;

(xii) repurchase agreements collateralized by assets of the type described in clauses (vii) through (xi) above;

(xiii) money market accounts, a majority of whose assets are composed of assets described in clauses (vii) through (xi) above;

(xiv) mutual funds that are registered under the Investment Company Act of 1940, as amended, which have net assets of at least $100,000,000 and at least 85% of whose underlying assets consist of bonds having a rating of not less than “AAA” or its equivalent by Moody’s and/or assets of the type listed in clauses (vii) through (xi) above; and

(xv) existing Investments (other than as contemplated in the other clauses of this Section 7.07) as described in Schedule V hereto.

SECTION 7.08. Disposition; Encumbrance or Issuance of Certain Stock. Sell, transfer or otherwise dispose of, or pledge, grant a security interest, equity interest or other beneficial interest in or otherwise encumber any of the outstanding shares of Capital Stock of any Mortgage Banking Subsidiary or Special Purpose Subsidiary, or to permit any Subsidiary of the Borrower to do any of the foregoing or permit any Mortgage Banking Subsidiary or Special Purpose Subsidiary to sell, issue or otherwise transfer any shares of its Capital Stock to any Person other than the Borrower or a Wholly-Owned Subsidiary of the Borrower.

SECTION 7.09. Subordinated Debt. Amend or modify any indenture, note or other agreement evidencing or governing any Subordinated Debt, or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Debt, or permit any Subsidiary to do any of the foregoing.

SECTION 7.10. Unit Inventory. Permit the total number of Model Units and Spec Units owned by the Borrower and the Guarantors at any time to exceed the greater of (a) 25% of the total number of Unit Closings during the immediately preceding 12-month period or (b) 50% of the total number of Unit Closings during the immediately preceding six-month period.

SECTION 7.11. Land and Lot Option Deposits. Permit the sum of (i) the Net Book Value of all Land (excluding Finished Lots) owned by the Borrower and the Guarantors, if any, and (ii) the amount of all Lot Option Deposits at any time to exceed Adjusted Consolidated Tangible Net Worth.

SECTION 7.12. Land Purchases. Purchase or acquire or otherwise hold title to, or permit any of its Subsidiaries to purchase, acquire or otherwise hold title to, any Land except for (a) Finished Lots and (b) land owned by a Person at the time of the Acquisition by the Borrower or a Subsidiary of the business, assets or Securities of such Person, provided (i) such Acquisition is consummated for purposes other than obtaining direct or indirect ownership of such Land, (ii) such

Acquisition is otherwise permitted hereunder and (iii) such Land is an incidental part of such Person’s assets.

SECTION 7.13. No Margin Stock. Use, or permit the use of, any of the proceeds of the Advances to purchase or carry any “margin stock” (as defined in Regulation U).

SECTION 7.14. Transactions with Affiliates. Enter into, or permit any Subsidiary to enter into, any transaction (including, without limitation, the purchase or sale of any property or service) with, or make any payment or transfer to, any Affiliate, except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s or a Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms’-length transaction.

SECTION 7.15. Restrictions on Advances to Mortgage Banking Subsidiaries. Subject to Section 7.07, (a) make or permit any Subsidiary (other than NVRMF) to make any loan or advance to a Mortgage Banking Subsidiary, except for loans and advances from the Borrower to NVRMF (or to any other Mortgage Banking Subsidiary that may hereafter execute and deliver a Mortgage Banking Note) which are made under, and evidenced by, the Mortgage Banking Note that is in the possession of and pledged to Administrative Agent, (b) permit the aggregate amount of all loans and advances made to the Mortgage Banking Subsidiaries outstanding at any time to exceed the amount by which the Mortgage Banking Borrowing Base exceeds the sum of (i) Indebtedness under the Mortgage Banking Warehouse Facility plus (ii) all other Indebtedness of the Mortgage Banking Subsidiaries (excluding Secured Indebtedness secured by, and obligations under repurchase agreements with respect to, Property not included in the Mortgage Banking Borrowing Base); (c) assign, transfer, pledge, hypothecate or encumber in any way the Mortgage Banking Note, any interest therein or any sums due or to become due thereunder, other than the pledge thereof to the Administrative Agent hereunder; (d) modify, amend, extend or in any way change the terms of the Mortgage Banking Note; (e) make any principal advances to any Mortgage Banking Subsidiary, under the Mortgage Banking Note or otherwise, at any time after the occurrence and during the continuance of a Default or Unmatured Default; or (f) except as may otherwise be provided in the Mortgage Banking Warehouse Facility, permit a Mortgage Banking Subsidiary to enter into any agreement or agreements which (i) in any way restrict the payment of dividends by such Mortgage Banking Subsidiary or (ii) individually, or in the aggregate, impose any restriction on the repayment of any indebtedness of a Mortgage Banking Subsidiary to any Person (including, without limitation, the indebtedness payable under the Mortgage Banking Note).

SECTION 7.16. Special Purpose Subsidiaries.

(a) Indebtedness. Permit any of the Special Purpose Subsidiaries to incur any Indebtedness or to have any creditors, other than (x) with respect to NVR Services, employee and employment expenses and other related expenses, in each case as incurred by NVR Services in the performance of its obligations under the Management Agreement, (y) federal, state and local taxing authorities and (z) other third party trade creditors (unaffiliated with the Borrower) in connection with the operation by the Special Purpose Subsidiaries of their respective ordinary course business operations (as such business operations are limited by this Section 7.16), provided that the aggregate amount owing to such other trade creditors shall at no time exceed $50,000 for any one of the Special Purpose Subsidiaries.

(b) Business Operations. Permit any of the Special Purpose Subsidiaries to conduct any business operations, except for the financing services provided by NVR Funding II to the Borrower, the management services provided by NVR Services to the Borrower pursuant to the Management Agreement as in effect on the date hereof and the ownership and licensing to the Borrower by RVN of the trademarks provided for in the License Agreement.

(c) Cash Balance. Permit any of the Special Purpose Subsidiaries to maintain cash balances in excess of $20,000, except that (x) NVR Funding II will be permitted, on a monthly basis, to receive a cash interest payment on the NVR Funding II Note in accordance with the terms thereof in an amount not to exceed $4,800,000 per month, provided that all cash amounts held by NVR Funding II in excess of $20,000 shall be distributed to the Borrower by way of dividends, payments under the Tax Sharing Agreement or otherwise within five Business Days after its receipt thereof, (y) NVR Services will be permitted to receive, on a monthly basis, cash payments from the Borrower in the nature of the profit charge due from the Borrower under the Management Agreement in accordance with the terms thereof, provided that all cash amounts held by NVR Services in excess of $20,000 shall be distributed to the Borrower by way of dividends, payments under the Tax Sharing Agreement or otherwise within five Business Days after its receipt thereof and (z) RVN will be permitted to receive cash payments provided for in the License Agreement in accordance with the terms thereof, provided that all cash amounts held by RVN in excess of $20,000 shall be distributed to the Borrower by way of dividends or otherwise within five (5) Business Days after its receipt thereof.

(d) Payments. Make or permit any Subsidiary to make any payment to any Special Purpose Subsidiary except (i) the payments provided for in Section 7.16 (c) and (ii) that the Borrower may pay to NVR Funding II a fee in connection with its agreement to subordinate the payment of the NVR Funding II Note to the Obligations pursuant to the Subordination Agreement, which fee shall not exceed $500,000.

(e) Amendments. Amend or permit the amendment of, or the termination of, the Management Agreement, the NVR Funding II Note or the License Agreement without the prior written consent of the Required Lenders, except that the maturity date of the NVR Funding II Note may be extended without such consent.

SECTION 7.17. Liens and Encumbrances.

(a) Negative Pledge. Grant or suffer or permit to exist any Liens on any of its or its Subsidiaries’ rights, properties or assets other than Permitted Liens.

(b) No Agreement for Negative Pledge. Agree, or permit any of its Subsidiaries to agree, with any third party not to create, assume or suffer to exist any Lien securing the Obligations on or of any of its property, real or personal, whether now owned or hereafter acquired, except that the term of any Secured Indebtedness permitted hereunder may prohibit Liens on the collateral security such Secured Indebtedness.

SECTION 7.18. Dividends and Distributions. Declare or pay any dividends or make any distributions on its Capital Stock (other than dividends payable in its own Capital Stock or distributions of its Capital Stock) or redeem, repurchase or otherwise acquire or retire any of its Capital Stock at any time outstanding or permit any Subsidiary to do any of the foregoing, except that (i) any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Wholly-Owned Subsidiary of the Borrower and (ii) the Borrower may declare and pay dividends on, or redeem, repurchase or otherwise acquire or retire, its Capital Stock, provided that (x) no Default under Section 8.01(b) shall exist, (y) the Borrower was in compliance with Sections 7.01, 7.02 and 7.04 as of the end of the then most recent fiscal quarter and (if applicable) with the Borrowing Base Limitation as of the end of the then most recent month and (z) on the date on which such dividends are declared or paid, or such Capital Stock is redeemed, repurchased or otherwise acquired, and after giving effect thereto, the Borrower would be in compliance with its covenants under Sections 7.01 and 7.03 of this Agreement if tested as of such day.

SECTION 7.19. Indebtedness to Subsidiaries. Incur or suffer to exist or permit any Guarantor to incur or suffer to exist Indebtedness to any Subsidiary of the Borrower (except for the NVR Funding II Note, with respect to which NVR Funding II has executed and delivered the Subordination Agreement) unless the Subsidiary that holds such Indebtedness shall have executed and delivered to the Administrative Agent, for the benefit of the Lenders, a subordination agreement, satisfactory to the Administrative Agent in form and substance, subordinating such Indebtedness to the Obligations.

SECTION 7.20 Plans. The Borrower will not establish or permit to be established any Plan.

SECTION 7.21 No Misrepresentation. Deliver or permit any Subsidiary to deliver any certificate, schedule, exhibit, report or other document in connection with this Agreement or the transactions contemplated hereby that contains a misstatement of a material fact or that omits to state a material fact required to be stated therein in order to make the statements contained therein, in light of the circumstances under which made, not misleading.

ARTICLE VIII

DEFAULTS

SECTION 8.01. Defaults. The occurrence of any one or more of the following Events shall constitute a “Default”:

(a) Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender or LC Issuer under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

(b) Nonpayment of principal of any Loan when due, or nonpayment of interest upon any Loan or of any fee or other Obligations under any of the Loan Documents within five days after the same becomes due.

(c) The breach by the Borrower of any of the terms or provisions of (i) Sections 6.04(a), (b), (c), (d), (e), (f), (g), (h), (l) or (m), which breach is not remedied within five (5) Business Days after written notice of such breach has been given to the Borrower by the Administrative Agent or (ii) Sections 6.02, 6.09, 6.10, 6.11, 6.12, 6.13, 7.01, 7.02, 7.03, 7.04, 7.06, 7.08, 7.09, 7.12, 7.13, 7.15, 7.16, 7.17, 7.18, 7.20 or 7.21.

(d) The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Section 8.01) of any of the terms or provisions of this Agreement which is not remedied within thirty (30) days after the first to occur of actual knowledge thereof by an Authorized Officer or notice to the Borrower from the Administrative Agent.

(e) Failure of the Borrower or any of its Significant Subsidiaries to pay when due any Material Indebtedness; or the default by the Borrower or any of its Significant Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any Material Indebtedness Agreement, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date; or any Material Indebtedness of the Borrower or any of its Significant Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Significant Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

(f) The Borrower or any of its Significant Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this subsection (f) or (vi) fail to contest in good faith any appointment or proceeding described in subsection (g).

(g) Without the application, approval or consent of the Borrower or any of its Significant Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in subsection (f) above shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of thirty (30) consecutive days.

(h) Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Significant Subsidiaries which, when taken together with all other Property of the Borrower and its Significant Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

(i) The Borrower or any of its Significant Subsidiaries shall fail within thirty (30) days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $5,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

(j) Any Change in Control shall occur.

(k) The Borrower or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

(l) The occurrence of any “default”, as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

(m) Any Guaranty delivered pursuant hereto shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.

(n) Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or the Borrower shall fail to comply with any of the terms or provisions of any Collateral Document.

(o) The representations and warranties set forth in Section 5.15(a) shall at any time not be true and correct.

SECTION 8.02. Remedies. (i) If any Default described in Section 8.01(f) or (g) occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuers to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative

Agent or any Lender or LC Issuer and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Administrative Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of Facility LC Obligations at such time, less (y) the amount on deposit in the LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the “Collateral Shortfall Amount”). If any other Default occurs, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuers to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

(ii) If at any time while any Default is continuing, the Administrative Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Administrative Agent may, and at the direction of the Required Lenders shall, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

(iii) The Administrative Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or LC Issuers under the Loan Documents.

(iv) At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Administrative Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

(v) If, within thirty (30) days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of Issuers to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 8.01(f) or (g) with respect to the

Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

SECTION 8.03. Amendments. Subject to the provisions of this Section 8.03, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

(i) Extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date or forgive all or any portion of the principal amount of any Loan or Reimbursement Obligation, or reduce the rate or extend the time of payment of interest or fees on any Loan or Reimbursement Obligation.

(ii) Reduce the percentage specified in the definition of Required Lenders.

(iii) Extend the Facility Termination Date or (except as provided in Section 2.21) increase the amount of the Aggregate Commitment, the Commitment of any Lender hereunder or the commitment to issue Facility LCs, or permit the Borrower to assign its rights under this Agreement.

(iv) Amend this Section 8.03.

(v) Release any Guarantor or, except as provided in the Collateral Documents, release all or substantially all of the Collateral.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent, and no amendment of any provision relating to the LC Issuers shall be effective without the written consent of the LC Issuers. The Administrative Agent may waive payment of the fee required under Section 12.03(b) without obtaining the consent of any other party to this Agreement.

SECTION 8.04. Preservation of Rights. No delay or omission of the Administrative Agent or any Lender or LC Issuer to exercise any right under the

Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.03, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent, the Lenders and the LC Issuers until the Obligations have been paid in full.

ARTICLE IX

GENERAL PROVISIONS

SECTION 9.01. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement, any other Loan Document or any certificate delivered pursuant hereto shall survive the making of the Credit Extensions herein contemplated.

SECTION 9.02. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no LC Issuer or Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation. Each Lender represents that as of the Agreement Date no such limitation or prohibition affects its ability to extend credit hereunder.

SECTION 9.03. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

SECTION 9.04. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent, the LC Issuers and the Lenders and supersede all prior agreements and understandings among the Borrower, the Administrative Agent, the LC Issuers and the Lenders relating to the subject matter thereof.

SECTION 9.05. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.06, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

SECTION 9.06. Expenses; Indemnification. a.(i) The Borrower shall reimburse the Administrative Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys’ fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent) paid or incurred by the Administrative Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Administrative Agent, the Arranger, the LC Issuers and the Lenders for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys’ fees and time charges of attorneys for the Administrative Agent, the Arranger, the LC Issuers and the Lenders, which attorneys may be employees of the Administrative Agent, the Arranger, the LC Issuers or the Lenders) paid or incurred by the Administrative Agent, the Arranger, the LC Issuers or any Lender in connection with the collection and enforcement of the Loan Documents.

(ii) The Borrower hereby further agrees to indemnify the Administrative Agent, the Arranger and each Lender and LC Issuer, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent, the Arranger or any Lender or LC Issuer is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification or from the breach of such party’s obligations under this Agreement. The obligations of the Borrower under this Section 9.06 shall survive the termination of this Agreement.

SECTION 9.07. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

SECTION 9.08. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

SECTION 9.09. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

SECTION 9.10. Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders, LC Issuers and Administrative Agent on the other hand shall be solely that of borrower and lender. Neither the Administrative Agent, the Arranger nor any Lender or LC Issuer shall have any fiduciary responsibilities to the Borrower. Neither the Administrative Agent, the Arranger nor any Lender or LC Issuer undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations. The Borrower agrees that neither the Administrative Agent, the Arranger nor any Lender or LC Issuer shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought or from breach of such party’s express obligations under this Agreement. Neither the Administrative Agent, the Arranger nor any Lender or LC Issuer shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

SECTION 9.11. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender’s direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, (vii) permitted by Section 12.04 and (viii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder. Notwithstanding anything herein to the contrary, confidential information shall not include, and each Lender (and each employee, representative or other agent of any Lender) may disclose to any and all Persons, without limitation of any kind, the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such Lender relating to such tax treatment or tax structure; provided that with respect to any document or similar item that in either case contains information concerning such tax treatment or tax structure of the transactions contemplated hereby as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to such tax treatment or tax structure.

SECTION 9.12. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Credit Extensions provided for herein.

ARTICLE X

THE ADMINISTRATIVE AGENT

SECTION 10.01. Appointment; Nature of Relationship. Bank One, NA is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the “Administrative Agent”) hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term “Administrative Agent,” it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders’ contractual representative, the Agent (i)

does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a “representative” of the Lenders within the meaning of the term “secured party” as defined in the Illinois Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

SECTION 10.02. Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

SECTION 10.03. General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender or LC Issuer for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person or from breach of such Person’s express obligations under this Agreement.

SECTION 10.04. No Responsibility for Loans, Recitals, etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Administrative Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any Guarantor or of any of the Borrower’s or any such Guarantor’s respective Subsidiaries. The Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

SECTION 10.05. Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

SECTION 10.06. Employment of Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent’s duties hereunder and under any other Loan Document.

SECTION 10.07. Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

SECTION 10.08. Administrative Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion of their respective Pro Rata Shares (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent and (ii) any indemnification required pursuant to Section 3.05(vii) shall, notwithstanding the provisions of this Section 10.08, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

SECTION 10.09. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

SECTION 10.10. Rights as a Lender. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitments and its Loans as any Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

SECTION 10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

SECTION 10.12. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five days after the retiring Administrative Agent gives notice of its intention to resign. The Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders, provided that, as long as no Default has occurred that is continuing, such removal shall be subject to the approval of the Borrower, not to be unreasonably withheld. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent’s giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the

Administrative Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

SECTION 10.13. Administrative Agent and Arranger Fees. The Borrower agrees to pay to the Administrative Agent and the Arranger, for their respective accounts, the fees agreed to by the Borrower, the Administrative Agent and the Arranger pursuant to the Fee Letter or as otherwise agreed from time to time.

SECTION 10.14. Delegation to Affiliates. The Borrower and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles IX and X.

SECTION 10.15. Collateral.

(a) Each Lender authorizes the Administrative Agent to enter into each of the Loan Documents to which it is a party and to take all action contemplated by such Loan Documents. Each Lender agrees that no Lender, other than the Administrative Agent acting on behalf of all Lenders, shall have the right individually to seek to realize upon the security granted by any Loan Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Lenders, upon the terms of the Loan Documents.

(b) In the event that any Collateral is pledged by any Person as collateral security for the Obligations, the Administrative Agent is hereby authorized to execute and deliver on behalf of the Lenders any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Lenders.

(c) The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations or the transactions contemplated hereby; (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 10.15(c).

(d) Upon any sale or transfer of assets constituting Collateral which is expressly permitted pursuant to the terms of any Loan Documents, or consented to in writing by the Required Lenders, and upon at least ten (10) Business Days’ prior written request by the Borrower, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for the benefit of the Lenders, upon the Collateral that was sold or transferred; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower or any Guarantor) in respect of) all interests retained by the Borrower or any Guarantor, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral.

SECTION 10.16. Documentation Agent, Syndication Agent, etc. None of the Lenders identified in this Agreement as a Documentation Agent or Syndication Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Administrative Agent in Section 10.11.

SECTION 10.17. Benefits of Article X. None of the provisions of this Article X shall inure to the benefit of the Borrower or of any Person other than Administrative Agent and each of the Lenders and their respective successors and permitted assigns. Accordingly, neither the Borrower nor any Person other than Administrative Agent and the Lenders (and their respective successors and permitted assigns) shall be entitled to rely upon, or to raise as a defense, the failure of the Administrative Agent or any Lenders to comply with the provisions of this Article X.

ARTICLE XI

SETOFF; RATABLE PAYMENTS

SECTION 11.01. Set-off. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Default occurs, any indebtedness from any Lender to the Borrower or any Guarantor (including all account balances, whether provisional or final and whether or not collected or available but excluding any escrow accounts in which funds deposited by Borrower or a Guarantor are held for the benefit of another Person (such as earnest money deposited by a purchaser of Real Estate)) may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of any such set-off and application. The rights of each Lender under this Section 11.01 are in addition to any other rights and remedies which that Lender may have under this Agreement or otherwise.

SECTION 11.02. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon any of its Loans (other than payments received pursuant to Sections 3.01, 3.02 or 3.04) in a greater proportion than that received by any other Lender with respect to the Loans (other than payments that are received ratably by the Lenders in accordance with the provisions of this Agreement), such Lender agrees, promptly upon demand, to purchase a portion of such Loans held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of all Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in accordance with their respective Pro Rata Shares. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

SECTION 12.01. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns permitted hereby, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 12.03, and (iii) any transfer by participation must be made in compliance with Section 12.02. Any attempted assignment or transfer by any party not made in compliance with this Section 12.01 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 12.03(b). The parties to this Agreement acknowledge that clause (ii) of this Section 12.01 relates only to absolute assignments and this Section 12.01 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.03. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.03; provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

SECTION 12.02 Participations.

(a) Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities (“Participants”) participating interests in any Outstanding Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.

(b) Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such

Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.03 or of any other Loan Document.

(c) Benefit of Certain Provisions. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.01 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.01 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.01, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.02 as if each Participant were a Lender. The Borrower further agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.02, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.03, provided that (i) a Participant shall not be entitled to receive any greater payment under Section 3.01, 3.02, 3.04 or 3.05 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, and (ii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 3.05 to the same extent as if it were a Lender.

SECTION 12.03. Assignments.

(a) Permitted Assignments. Any Lender may, at any time assign to one or more banks or other entities (“Purchasers”) all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Administrative Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof or an Approved Fund; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof or an Approved Fund shall (unless the Administrative Agent and (as long as no Default has occurred and is continuing) the Borrower otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender’s Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Commitment has been terminated). No assignment shall be made to any Purchaser if, at the time of such assignment, such Purchaser would be entitled to receive payments under Sections

3.01, 3.02, 3.04 or 3.05 greater than those that the assigning Lender is entitled to receive at the time of such assignment.

(b) Effect; Effective Date. Upon (i) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached as Exhibit I to Exhibit C (a “Notice of Assignment”), together with any consents required by Section 12.03(a), and (ii) payment by the assignor or the assignee of a $3,500 fee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement are “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Outstanding Credit Exposure assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.03(b), the transferor Lender, the Administrative Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Chicago, Illinois a copy of each Notice of Assignment delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Tax Requirements. At the time of each assignment pursuant to this Section 12.03 to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(3) of the Code)

for U.S. federal income tax purposes, the respective assignee shall provide to the Borrower and the Administrative Agent, the appropriate Internal Revenue Service Forms described in Section 3.05.

SECTION 12.04. Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries.

ARTICLE XIII

NOTICES

SECTION 13.01. Notices. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Administrative Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower in accordance with the provisions of this Section 13.01. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Administrative Agent under Article II shall not be effective until received.

SECTION 10.02. Change of Address. The Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE XIV

COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this

Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by facsimile transmission or telephone that it has taken such action.

ARTICLE XV

CHOICE OF LAW; JURISDICTION; WAIVER OF JURY TRIAL

SECTION 15.01. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

SECTION 15.02. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER OR LC ISSUER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR LC ISSUER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT ANY LENDER OR LC ISSUER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

SECTION 15.03. WAIVER OF JURY TRIAL. THE BORROWER AND EACH LENDER AND LC ISSUER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

[Signatures appear on following pages]

IN WITNESS WHEREOF, the Borrower and the Lenders have caused this Agreement to be duly executed as of the date first above written.

Borrower:

NVR, INC.

By:	/s/ Paul C. Saville
Paul C. Saville
Executive Vice President Finance,
Chief Financial Officer and Treasurer

Address:

NVR, Inc.
7601 Lewinsville Road
McLean, VA 22102
Attention: Paul C. Saville
Fax No.: (703) 761-2030)

Lenders:

BANK ONE, NA,
As Lender, Administrative Agent, Issuer
and Swing Line Bank

By:
Name:
Title:

Address:

Bank One, NA
1 Bank One Plaza
14th Floor, Mail Suite IL1-0315
Chicago, Illinois 60670-0151
Attention: F. Patt Schiewitz
Fax No.: (312) 732-5939

With a copy to:

Bank One, NA

1 Bank One Plaza, Mail Suite 0801

Chicago, Illinois 60670-0801

Attention: Law Department

Fax No.: (312) 732-5144

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